FONAR CORPORATION

110 Marcus Drive

Melville, New York 11747

(631) 694-2929

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, May 19, 2025

To The Stockholders:

The Annual Meeting of the stockholders of Fonar Corporation will be held at the Hilton Long Island Huntington Hotel, 598 Broadhollow Road, Melville, New York 11747 (631-845-1000), on Monday, May 19, 2025, at 10:00 a.m. local time for the following purposes:

1. To elect five Directors to the Board of Directors.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3. To ratify the selection of CohnReznick LLP as the Company’s auditors for the fiscal year ending June 30, 2025.

4. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 24, 2025 are entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 110 Marcus Drive, Melville, New York, for a period of ten days prior to the meeting.

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. You may vote by internet, by phone or by signing, dating, and returning your proxy at your earliest convenience. Voting by internet, telephone or mail will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Claudette J.V. Chan

Claudette J.V. Chan, Secretary

PROXY STATEMENT

FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MONDAY, MAY 19, 2025

This proxy statement, which is first being made available to shareholders on or about April 7, 2025 on the internet, is furnished in connection with the solicitation of proxies by the Board of Directors of Fonar Corporation (the "Company"), to be voted at the annual meeting of the stockholders of the Company to be held at 10:00 a.m. on May 19, 2025 and any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. At the same time a paper notice regarding the availability of proxy materials will be mailed to stockholders. Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby. The cost of solicitation of proxies will be borne by the Company.

The stockholders will have several options as to how to view the materials and vote their shares.

The Company is posting the Notice of Annual Meeting and Proxy Statement, together with the Annual Report on the internet. You may read the materials online or print out a copy. You will also have the ability to vote online.

In the alternative, you may elect to receive an e-mail or the traditional paper copies of the Notice of Annual Meeting and Proxy Statement, and the Annual Report. There is no charge for receiving e-mail or paper copies, BUT you must request paper copies if you want them. To facilitate timely delivery please make the request as instructed on or before April 29, 2025.

To view the materials and vote on the internet, have the 12 Digit Control Number(s) located on the Notice Regarding the Availability of Proxy Materials available and visit: www.proxyvote.com.

Stockholders may request a copy of the Proxy Materials:

1. By internet – visit www.proxy.com

2. By telephone – 1-800-579-1639

3. By e-mail – sendmaterial@proxyvote.com

Only stockholders of record at the close of business on March 24, 2025, will be entitled to vote at the meeting. Shares of Common Stock are entitled to one vote per share, shares of Class B Common Stock are entitled to ten votes per share and shares of Class C Common Stock are entitled to twenty-five votes per share. At the close of business on March 24, 2025, there were issued and outstanding 6,211,191 shares of Common Stock held of record by approximately 928 stockholders, 146 shares of Class B Common Stock held of record by 12 stockholders and 382,513 shares of Class C Common Stock held of record by 5 shareholders. The 313,438 shares of Class A Nonvoting Preferred Stock were held by 1,008 stockholders at the close of business on March 24, 2025, are not entitled to vote. Except for the shares of Class A Nonvoting Preferred Stock, there are no shares of Preferred Stock issued and outstanding.

Any proxy may be revoked at any time before it is exercised by delivery of a written instrument of revocation or a later dated proxy to the Secretary of the Company at the principal executive office of the Company or, while the meeting is in session, to the Secretary of the meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke his proxy. The casting of a ballot by a stockholder who is present at the meeting, however, will revoke his proxy, but only as to the matters on which the ballot is cast and not as to any matters on which he does not cast a ballot or as to matters previously voted upon.

Proxies received by management will be voted at the meeting or any adjournment thereof. EACH PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREIN BY THE PERSON GIVING THE PROXY. TO THE EXTENT NO CHOICE IS SPECIFIED, HOWEVER, THE PROXY WILL BE VOTED FOR MANAGEMENT’S PROPOSALS. All of management’s proposals have been unanimously approved by the Board of Directors.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following nominees to serve as directors unless the stockholder indicates to the contrary on the proxy. All of the nominees are currently directors. Management expects that each of the nominees will be available for election.

NOMINEES FOR ELECTION OF DIRECTORS

1. Timothy Damadian

2. Claudette J.V. Chan

3. Ronald G. Lehman

4. Richard E. Turk

5. Jessica Maher

BIOGRAPHIES FOR DIRECTORS AND OFFICERS

Timothy Damadian (age 60) has been the Chairman of the Board since September 7, 2022, and the President and Chief Executive Officer of FONAR since February 11, 2016. He has also served as Treasurer since August 3, 2022. From 2010 to 2016 he served as an independent consultant, with a focus on the Company’s MRI facility management business. Timothy Damadian began his career at FONAR in 1985, installing MRI scanners and components for FONAR customers. Over the course of the following 16 years, he held positions of increasing authority, eventually becoming Vice President of Operations. In 1997, Timothy Damadian was appointed President of the newly formed Health Management Corporation of America (HMCA), a subsidiary of FONAR that was formed to manage medical and diagnostic imaging offices. In 2001, Timothy Damadian left FONAR to form Integrity Healthcare Management, Inc., a diagnostic imaging management company that would eventually manage 11 MRI scanning centers in New York and Florida. The company was a success and was sold to Health Diagnostics, LLC in 2007. Mr. Damadian returned to Fonar as a consultant in 2010 and was appointed as FONAR’s Chief Executive Officer and President on February 11, 2016. He also serves as a Manager of Health Diagnostics Management LLC.

Luciano B. Bonanni (age 69) has served as Chief Operating Officer (COO) and Executive Vice President (EVP) for FONAR Corporation since June 27, 2016. Prior to his appointment as COO, Mr. Bonanni had served the Company as Vice President since 1989, during which time he oversaw general operations, research and development, manufacturing, service, sales, finance, accounting and regulatory compliance. Prior to 1989, Mr. Bonanni held the title of Vice President of Production and Engineering from the time of FONAR’s initial public offering in 1981. Mr. Bonanni joined the Company as an electrical engineer in 1978. He holds a Bachelor of Electrical Engineering degree from Manhattan College.

Claudette J.V. Chan (age 87) has been a Director of FONAR since October 1987 and Secretary of FONAR since January 2008. Mrs. Chan was employed from 1992 through 1997 by Raymond V. Damadian, M.D. MR Scanning Centers Management Company and since 1997 by HMCA, as site inspector, in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. From approximately 1983 to 1989, Mrs. Chan was President of the Claudette Penot Collection, a retail mail-order business specializing in women's apparel and gifts. Mrs. Chan practiced and taught in the field of nursing until 1973, when her son was born. She received a Bachelor of Science degree in nursing from Cornell University in 1960.

Ronald G. Lehman (age 48) has been a Director of FONAR since April, 2012, and chair of the audit committee since 2021. .Mr. Lehman is Managing Director and Head of Investment Banking at Bruderman Advisory Group, LLC where he is responsible for the firm’s sell-side advisory and capital raising processes. Mr. Lehman is also a Partner at Sandy Hill Investors, LLC, participating in and overseeing many of the firm's investments. He is Chairman of portfolio company Persante Acquisition Corp., and was a board member at Seviroli Foods, LLC during the firm’s investment period. From 2000-2008, Mr. Lehman worked for various Bruderman entities as a buy and sell-side advisor, and as a principal in several private equity transactions. In 2008, Mr. Lehman joined Health Diagnostics, LLC, one of the country's fastest growing diagnostic imaging providers, as Senior Vice President of Acquisitions, where he managed the company's acquisition and corporate finance activities. Mr. Lehman returned to Bruderman in 2010 to lead the firm's investment banking efforts. Lehman is a graduate of Columbia University and worked at Deutsche Bank from 1998-2000.

Richard E. Turk (age 40) has been a Director of FONAR since June, 2020. Mr. Turk is the Chief Financial Officer of PRISM Vision Group, a private equity-backed, multi-location, outpatient comprehensive eye care practice headquartered in New Providence, New Jersey. Mr. Turk joined PRISM in November, 2018 as the Chief Development Officer and became CFO in March 2021. Mr. Turk has helped PRISM expand from a single-specialty (retina) provider with 17 locations and 21 physicians to a comprehensive, vertically-integrated, multi-specialty, eye care organization with approximately 190 physicians and more than 90 locations across New Jersey, Pennsylvania, Delaware, Virginia, Washington, DC, and Maryland. Prior to his tenure at PRISM, Mr. Turk was employed by Professional Physical Therapy, a private equity-backed outpatient physical and occupational therapy company headquartered in Uniondale, New York with more than 180 locations across New York, New Jersey, Connecticut, Massachusetts and New Hampshire. During his four years at Professional Physical Therapy, Mr. Turk sourced, analyzed, and completed 32 acquisitions comprised of 116 clinics, expanding the company’s services and adding three states to its geographic footprint. From 2007 to 2014, Mr. Turk was employed by Bruderman Brothers, a broker dealer involved in investment banking, merchant banking, investment advisory, and consulting for lower middle market companies ($10M-$250M of enterprise value) in a variety of industries, including healthcare. Mr. Turk was Vice President of Bruderman Brothers from 2011 to 2014. Mr. Turk graduated from Columbia University in 2007.

Jessica Maher (age 27) has been a Director of FONAR since March 2023. Mrs. Maher is a staff accountant at Ives & Sultan, LLP in Woodbury, New York, where she is responsible for preparing audited financial statements for various clients, overseeing audit testing areas, audits of 401(k) plans, and personal and company tax returns. Mrs. Maher holds a Bachelor of Science in Accounting with a minor in Accounting Information Systems, and a Master of Science in Accounting from Fairfield University in Fairfield, Connecticut. During her early undergraduate years, Mrs. Maher worked for Tritech Healthcare Management in Melville, New York, where she reviewed patient files, insurance, charts and documents to ensure that the services provided by clients were being properly billed. In her senior year, Mrs. Maher interned at Northwell Health in Westbury, New York, where she supported the financial reporting team for two hospitals, reported into accounts receivable software, and analyzed patient billing records to identify overpayments. Mrs. Maher’s first position out of college was with PriceWaterhouseCoopers in Melville, New York, where she was assigned to two private equity clients, was responsible for a variety of the audit areas, and assisted managers in reviewing financial statements, footnote disclosures, and audit opinions.

CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

All of the nominees are presently directors of the Company. The five nominees will be elected to hold office for the ensuing year or until their respective successors are elected and qualified. Of the five nominees, Ronald G. Lehman, Richard E. Turk and Jessica Maher are independent, as defined in the Securities and Exchange Commission Regulations and NASDAQ Market Place Rules. In making such determinations, there were no transactions, relationships or arrangements not disclosed in our SEC filings to be considered by the Board of Directors, in determining whether the director was independent.

BOARD MEETINGS

During the year ended June 30, 2024 the Board of Directors and the audit committee met four times.

The attendance of the Board of Directors at annual meetings is not required. The Chairman of the Board, however, when he attends the annual meeting of stockholders, acts as Chairman of the Meeting.

Timothy Damadian receives no compensation for serving on the Board. The other directors are each paid a minimum of $20,000 per year in their capacities as directors. This is the sole compensation payable to the directors.

Board Leadership Structure. The current Board Chairman is Timothy Damadian. In addition, although the Company has not selected a lead independent director, Ronald G. Lehman effectively functions as such. The Company believes that the current leadership structure is appropriate for the Company in the context of the specific circumstances facing the Company. Consideration of the Company’s leadership structure is a continuing process which the Board of Directors and Management of the Company undertake in coordination with each other.

The lead independent director, Ronald G. Lehman, acts as the Chairman of the Audit Committee. As such he plays a leading role in the engagement of auditors and the review of the Company’s financial statements. Under certain circumstances, he will also serve as the principal point for employees.

The Company believes its present leadership structure is successfully meeting the Company’s current needs, including:

*	Efficient communication between Management and the Board;
*	Clarity for the Company’s stockholders on corporate leadership and accountability;
*	The Chairman of the Board having the Company’s strategy, operations and financial conditions; and
*	Continuity in the Company’s leadership, as the Chairman of the Board, Timothy Damadian, began his career at Fonar in 1985.

The Company's Board of Directors has an audit committee. There is no standing compensation committee, nominating committee or other committee of the Board.

In accordance with the NASDAQ Marketplace Rules, the Board of Directors adopted a written charter for the audit committee which took effect in June 2001 and was revised on November 17, 2004. All of the directors on the audit committee are independent.

Stockholders may communicate with directors by writing to them at the Company in accordance with the Company’s corporate governance policies and code of conduct, or in any other manner the particular director may provide. Depending on the sensitivity and timing of a matter raised by a stockholder and the need for disclosure of matters to be made not to just one stockholder, but to the stockholders as a whole, it may not be possible for the director to reply to the stockholder.

The Company’s Chairman of the Board, Timothy Damadian, as trustee and individually, controls more than 50% of the voting power of the Company’s outstanding stock. Consequently, the Company is a controlled company for purposes of NASDAQ Marketplace Rule 4350(c).

AUDIT COMMITTEE

The Audit Committee, which is comprised solely of independent directors, is governed by a Board approved charter that contains, among other things, the Committee’s membership requirements and responsibilities. The audit committee oversees the Company’s accounting, financial reporting processes, internal controls and audits, and consults with management and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the Company’s independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent public accountants and evaluates the independent public accountants’ qualifications, performance and independence.

Financial Expert on Audit Committee: The Board has determined that Mr. Ronald G. Lehman, is the audit committee financial expert. The Board made a qualitative assessment of Mr. Lehman’s level of knowledge and experience based on a number of factors, including his formal education and experience.

Board Oversight of Risk Management. The Company faces risk in many different areas, including business strategy; government regulation; financial condition; health care compliance; product research and development; competition for talent; business vitality; operational efficiency; quality assurance; reputation; intellectual property; cybersecurity; and trade secrets, among others. The oversight function is carried out in the quarterly and annual Audit Committee meetings and by communication and meetings with the Company’s Management, which exercises the responsibility for oversight of risk management.

AUDIT COMMITTEE REPORT

The audit committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent auditors the matters required to be discussed by SAS 61 (Statement on Auditing Standards No. 61) and (c) has received the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 and has discussed with the independent auditors the independent accountants’ independence.

Based on the foregoing review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

The members of the audit committee are Ronald G. Lehman, Richard E. Turk and Jessica Maher, all of whom are independent directors, as defined in the Securities and Exchange Commission Regulations and NASDAQ Market Place Rules.

NOMINATING COMMITTEE

The Board of Directors does not believe it requires a separate standing nominating committee because the Board of Directors is relatively small and can make the nominations acting as a whole. The Board does not have a policy with regard to director candidates recommended by stockholders because the absence of such recommendations makes a formal policy unnecessary. Historically, there usually has not been a need for a committee to identify new nominees in the case of the resignation or death of an existing director. The remaining directors evaluate a new nominee based on the nominee’s integrity, loyalty, competence and experience, and how the nominee’s background complements that of the remaining directors.

Promoting diversity in the selection of nominees has not yet been considered, but the Board follows a policy of nondiscrimination and equal opportunity.

COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors does not believe it requires a separate standing compensation committee because the management, under the authority of the Chairman of the Board and the Chief Executive Officer, is best equipped to make compensation decisions. The Board reserves the right to change this policy at any time.

Timothy Damadian, who serves as the Chairman of the Board, Chief Executive Officer and President of the Company, participates in the deliberation and determination of executive officer and director compensation.

VOTE REQUIRED AND BOARD RECOMMENDATION

The directors will be elected by the vote of a plurality of the votes represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common shares held by holders of at least 5% of the shares of any class, by the nominees for directors, the Company's Chief Executive Officer, and the directors and executive officers as a group as of the close of business on March 24, 2025 unless otherwise noted.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class
Timothy Damadian, as Trustee (2)
c/o Fonar Corporation, Melville, New York
Chairman of the Board, CEO and President
5% + Stockholder
Class C Stock	382,447	99.98%
Class A Preferred	19,093	6.09%

Kayne Anderson Rudnick
Investment Management LLC (2)
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
Common Stock (as of 12/31/2024)	611,847	9.67%

Money Concepts Capital Corp.
100 Vanguard Boulevard
Malverne, PA 19355
Common Stock (as of 12/31/2024)	401,577	6.35%

The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355
Common Stock (as of 12/31/2024)	390,345	6.17%

Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746
Common Stock (as of 12/31/2024)	376,678	5.95%

Renaissance Technologies, LLC
Renaissance Technologies Holding Corporation
800 Third Avenue
New York, NY 10022
Common Stock (as of 12/31/2024)	333,716	5.06%

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class
Timothy Damadian
Chairman of the Board, CEO and President
5% + Stockholder
Common Stock	79,032	1.24%
Class A Preferred	800	0.26%

Luciano B. Bonanni,
Executive Vice President
And Chief Operating Officer
Common Stock	54,253	0.85%
Class A Preferred	1,285	0.41%

Claudette Chan
Director and Secretary
Common Stock	106	*
Class A Preferred	32	*

Ronald G. Lehman
Director
Common Stock	4,330	*

Richard E. Turk
Director
Common Stock	0	*

Jessica Maher
Director
Common Stock	0	*

All Officers and Directors
as a Group (6 persons)
Common Stock	101,389	1.55%
Class C Stock	0	0.00%
Class A Preferred	2,117	0.68%

* Less than one percent

(1). Address provided for each beneficial owner owning more than five percent of the voting securities of FONAR.

(2). Timothy Damadian is the trustee under testamentary trusts holding such shares established for the benefit of Timothy Damadian, Jevan Damadian and Keira Reinmund.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Item 13, “Certain Relationships and Related Transactions” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which is specifically incorporated by reference herein. A copy of the Form 10-K is included in the Annual Report to Stockholders which is being sent to the Company’s stockholders with this Proxy Statement.)

The Company believes that each of the related transactions described therein were on terms at least as favorable to the Company as were available from non-affiliated parties.

COMPENSATION DISCUSSION AND ANALYSIS OF DIRECTORS AND EXECUTIVE OFFICERS

The compensation of the Company’s executive officers is based on a combination of salary and bonuses based on performance. Decisions concerning compensation are made on a case-by-case basis and not pursuant to standardized formulas, programs, policies or criteria, except for commissions in the case of sales. The Board of Directors does not have a compensation committee and does not believe such a committee is required, in view of the manner in which compensation matters are handled. Timothy Damadian and Claudette J.V. Chan are executive officers as well as members of the Board of Directors. Mr. Damadian, who also has voting control of the Company and serves as Chairman of the Board, and who has served as CEO and President of the Company since February 11, 2016, and Luciano Bonanni the Executive Vice President and Chief Operating Officer of the Company since June 27, 2016, participate in the determination of executive compensation for the Company’s officers.

As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Principal Executive Officer. No officer of the Company received compensation in excess of $1 million in fiscal 2024 or in any previous fiscal year. The Board currently believes that the Company should be able to continue to manage its executive compensation program for others so as to preserve the related federal income tax deductions.

The Company does not believe that there are any risks arising from its compensation policies and practices for its employees that are likely to have a material adverse effect on the Company.

The Company maintains no pension or deferred compensation plans except for a 401(k) plan.

SUMMARY COMPENSATION TABLE

The following table discloses compensation received for the three years ended June 30, 2022, June 30, 2023 and June 30, 2024 by the Company’s Principal Executive Officer, the Company’s Principal Financial Officer and any officer of the Company receiving at least $100,000 for the year.

			Cash	Stock
Name and Principal Position	Year	Salary	Bonus	Awards	Total
Timothy R. Damadian	2024	$0	$372,885	$0	$372,885
President, Principal	2023	$0	$152,900	$0	$152,900
Executive Officer	2022	$0	$305,800	$0	$305,800

Luciano Bonanni	2024	$143,416	$350,000	$0	$493,416
Chief Operating Officer,	2023	$143,416	$305,800	$0	$449,216
Executive Vice President and	2022	$148,572	$305,800	$0	$458,895
Acting Principal Financial Officer
Raymond V. Damadian	2024	$0	$0	$0	$0
deceased (August 3, 2022)	2023	$23,553	$305,800	$0	$329,353
Chairman of the Board;	2022	$153,095	$305,800	$0	$458,895
Treasurer and Principal Financial Officer

Compensation Pursuant to Stock Options and SAR Grants

No stock options or stock appreciation rights were granted to the Company’s Principal Executive Officer and Principal Financial Officer during fiscal 2024.

Option/SAR Exercises and Year End Values

No options or stock appreciation rights were exercised by the Company’s Chief Executive Officer during fiscal 2024. The Company’s Chief Executive Officer did not hold any unexercised stock options or stock appreciation rights at the end of fiscal 2024.

The following table shows the compensation paid to the Directors for fiscal 2024:

					Non-
	Fees			Non-	qualified
	earned			equity	deferred	All
	paid			incentive	compen-	other
	in	Stock	Option	plan	sation	compen-
	cash	awards	awards	compen-	earnings	sation	Total
Name	($)	($)	($)	sation	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A. Claudette J.V. Chan	$20,000	$0	$0	$0	$0	$38,880	$58,880
B. Ronald G. Lehman	$20,000	$0	$0	$0	$0	$60,000	$80,000
C. Richard E. Turk	$20,000	$0	$0	$0	$0	$15,000	$35,000
D. Jessica Maher	$20,000	$0	$0	$0	$0	$15,000	$35,000

With the exception of Timothy Damadian, who receives no compensation for serving as a director, each director is entitled to receive a minimum of $20,000 per annum for his or her services as a director of the Company, including service on any committee of the Board of Directors.

2. ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The following proposal provides the Company’s stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review with care the “Compensation Discussion and Analysis” section, which provides details as to the Company’s compensation policies, procedures and decisions, as well as the Summary Compensation Table and other related compensation tables, notes and narrative disclosures under the executive compensation section of this proxy statement. This vote is not intended to address any specific element of the Company’s executive compensation program, but rather the overall compensation program for the Company’s named executive officers. This vote currently is being taken on an annual basis at the Company’s annual meeting.

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve the following advisory resolution at the Annual Meeting of Stockholders

RESOLVED, that the stockholders of Fonar Corporation (the “Corporation”) approve, on an advisory basis, the overall compensation of the Corporation’s named executive officers disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables, notes and narrative discussion in this Proxy Statement for the Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence and aligning the executives’ long-term interests with those of the stockholders, as well as motivating the executives to remain with the Company for long and productive careers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program.

3. RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors selected CohnReznick LLP, as the Company's independent auditors for the fiscal year ending June 30, 2025. The stockholders will be asked to ratify this action by the Board. Marcum LLP were the Company’s auditors for the fiscal years ended June 30, 2022, June 30, 2023 and June 30, 2024.

One or more representatives of CohnReznick LLP, may be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

The affirmative vote of shares holding a majority of the votes represented at the meeting is required to ratify the selection of auditors by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

AUDIT FEES

The aggregate fees billed by Marcum LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2024 and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended June 30, 2024 were $442,000.

The aggregate fees billed by Marcum LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2023, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended June 30, 2023 were $374,000.

All work on the audits in each of the last two fiscal years was performed by full-time permanent employees of Marcum LLP.

AUDIT-RELATED FEES

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2024 and June 30, 2023 for services related to the audit or review of our financial statements that are not included under the caption “AUDIT FEES”.

TAX FEES

No fees were billed by Marcum LLP for tax compliance, tax advice or tax planning in the fiscal years ended June 30, 2024, and June 30, 2023.

ALL OTHER FEES

No fees were billed by Marcum LLP for any other services during the fiscal years ended June 30, 2024, and June 30, 2023.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors. Marcum LLP has not provided any services in addition to audit services in fiscal 2024 and 2023.

Our audit committee believes that the provision by Marcum LLP of services in addition to audit services in previous years were compatible with maintaining their independence.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by the Company no later than January 16, 2026, to be included in the Company's proxy statement and form of proxy related to that meeting.

SOLICITATION OF PROXIES

The proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, e-mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the meeting. The ratification of proposals and the selection of auditors requires the affirmative vote of a majority of the votes represented in person or by proxy at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the Company.

A stockholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the Financial Industry Regulatory Authority, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients in certain cases may vote their clients' proxies in their own discretion. Where a proposal requires a majority of the votes present for its passage, an abstention or broker non-vote will have the same effect as a negative vote.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies, where the authorization to do so has been granted.

DATED: Melville, New York, April 7, 2025

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2023 CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT

FONAR CORPORATION

110 MARCUS DRIVE

MELVILLE, NEW YORK 11747

 Proxy - Annual Meeting of Stockholders

May 19, 2025, 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of FONAR Corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Timothy R. Damadian, Luciano Bonanni, and Daniel Culver, and each of them, proxies with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of the Stockholders of the Company to be held at the Hilton Long Island Huntington Hotel, 598 Broadhollow Road, Melville, New York on May 19, 2025, at 10:00 a.m., local time, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly and lawfully come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2. AND 3.

The Board of Directors Recommends you vote FOR the following:

No. 1. Election of Directors

FOR ALL	WITHOLD ALL	FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and circle or cross out the name(s) of those nominee(s).

01 – Timothy R. Damadian, 02 – Claudette J. V. Chan, 03 – Ronald G. Lehman,

04 – Richard E. Turk, 05 – Jessica Maher

The Board of Directors recommends you vote for proposals 2, 3, and 4:

No. 2. To approve, by non-binding vote, executive compensation.

FOR	AGAINST	ABSTAIN

No. 3. To ratify the selection of CohnReznick LLP as the Company's independent auditors for the fiscal year ending June 30, 2025.

FOR	AGAINST	ABSTAIN

No. 4. Such other business as may properly come before the meeting or any adjournment.

FOR	AGAINST	ABSTAIN

__________________________________ _______________________

Signature Date

__________________________________ _______________________

Signature (Joint owners) Date

Please sign exactly as your name(s) appear(s) hereon or on your stock certificate(s). When signing as an attorney, executor, proxy, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by officer.

ANNUAL REPORT

 2024

FONAR CHAIRMAN’S LETTER TO SHAREHOLDERS

MAY 2025

Dear Shareholders:

Every MRI picture ever made, every MRI exam ever conducted, and every life ever helped or even saved by the treatment of maladies based on diagnostic information derived from an MRI exam are the fruits of the seminal discovery made by my father, Raymond V. Damadian, M.D. To those of you who may not know why, allow me the pleasure to explain.

Fifty-six years ago (1969), while a professor at SUNY Downstate Medical Center in the Bronx, New York, Dr. Damadian was introduced to a physical phenomenon known as Nuclear Magnetic Resonance (NMR). NMR spectrometers, which had been used by chemists for years, are able to detect signals from the contents of a test tube for the purpose of analyzing chemical composition. Captivated by this tool, Professor Damadian envisioned a machine that could noninvasively and harmlessly (unlike X-rays) look inside the human body, not just inside a test tube. On September 17, 1969, he wrote to the Health Research Council of the City of New York requesting funds to pursue a Nuclear Magnetic Resonance (NMR) body scanner to detect malignant tumors. Unfortunately, and to his surprise, the idea was met with resistance and even ridicule from the scientific community. One prominent scientist at the time dismissed it as “visionary nonsense.” Though disappointed and dismayed by their reaction, Dr. Damadian was determined to transform his idea into reality.

In the following year (1970), Dr. Damadian made the remarkable discovery that the relaxation times of NMR signals from normal and cancerous tissues of the same type were markedly different, as were the signals from different types of tissues. These pronounced differences overcame X-ray’s (including CT’s) long-standing (over a 100 years) inability to visualize soft tissue, which was critical for the assessment and treatment of life-sustaining organs (e.g., brain, heart, liver, kidney, spleen, pancreas, etc.). Every MRI image ever made rests upon Dr. Damadian’s seminal discovery.

In 1974, Dr. Damadian was granted a patent for the machine that he envisioned: U.S. Patent #3,789,832, the world’s first MRI patent. In 1977, he built it, the world’s first human-size MRI machine (Indomitable), and, in 1978, launched FONAR, the world’s first MRI Company. A new industry was born.

Today, MRI is recognized as one the most powerful diagnostic tools in contemporary clinical medicine. 100-150 million MRI scans are performed worldwide each year. Currently, there are roughly 13,000 MRI scanners in the United States performing 40 million scans annually. In 2023, the global MRI market was valued at $6.64 billion.*

While FONAR is now a very successful company, the path from its inception in 1978 to the present was not easy. Soon after FONAR introduced the world’s first commercial MRI in 1980, well-heeled medical equipment manufacturers, including Johnson & Johnson, General Electric, Philips, Hitachi and Siemens began making their own MRIs. By 1983, FONAR had 13 competitors. Over its first 20 years the company installed over 400 MRIs. But it was a David-versus-Goliath struggle that included battles in court rooms protecting itself against patent infringement, and in the marketplace battling for a share of the market that it, ironically, created.

Over those first 20 years, FONAR worked with hundreds of customers, most of them independent MRI business owners. We became well acquainted with their day-to-day operations, their sales and marketing strategies, and the interests and needs of their referring physicians. We had, inadvertently, learned how to manage MRI centers. The MRI sales market was erratic and we needed a supplemental, steady source of revenue. So in 1997, FONAR created its diagnostic management subsidiary, Health Management Company of America (HMCA), to provide MRI users with a full range of non-medical services. By 2009, HMCA was managing nine MRI facilities, six in New York and three in Florida.

In 2010, HMCA assembled a new and very experienced management team under whose leadership HMCA has grown steadily - from managing six MRI scanners in 2009 to currently managing 43 MRIs; 25 in New York and 18 in Florida. Annual scan volume grew from 29,000 in 2009 to 209,346 in Fiscal 2024, and FONAR Total Revenues-Net grew from $31.8 million in Fiscal 2010 to $102.9 million in Fiscal 2024.

HMCA grows the businesses by (1) aggressively marketing the advantages of the STAND-UP® (UPRIGHT®) MRI: the “Non-Claustrophobic MRI,” its unique ability to scan patients in weight-bearing positions (sitting, standing, and bending) as well as the ability to scan the cervical and lumbar spines in flexion and extension. Every HMCA-managed scanning facility is equipped with a FONAR STAND-UP® (UPRIGHT®) MRI; (2) employing proven marketing strategies; (3) acquiring or establishing de novo sites that can enhance or expand HMCA’s existing networks; (4) adding higher-field-strength MRIs to sites in order to accommodate referring physicians who demand the benefits of high-field technology; (5) adding Artificial Intelligence (AI) software to dramatically improve image quality and reduce scan times; and (6) providing outstanding service to patients and their physicians.

HMCA’s greatest challenge since 2010 was the COVID-19 pandemic, where the scan volume at HMCA-managed sites in the fourth quarter of Fiscal 2020 was 38% lower than that of the previous quarter. Consequently scan volume at HMCA-managed in Fiscal 2020 was 9% lower than that of Fiscal 2019. This setback was the direct result of a precipitous fall in patient volume at referring doctors’ offices. It was a difficult time. We were dealing with employee sicknesses, quarantine requirements, coverage shortages, and reduced business hours. It took a while, but thanks to a concerted effort by HMCA managers and employees, we have recovered from what has been described as one of the most formidable crises that our country – and the world – has ever faced. Since then, scan volume has increased in every fiscal year. The only significant lingering effect of the pandemic is the continuing difficulty in recruiting MRI technologists, a widespread problem in the healthcare industry. It’s been a challenge to keep the HMCA-managed sites fully staffed and growing, but so far we have been successful.

HMCA UPDATES

Scan volume at HMCA-managed sites in Fiscal 2024 was 209,346, an 11% increase over that in Fiscal 2023. One third of the increase is attributable to addition of two new MRI scanning centers – one installed in Casselberry, Florida at the tail end of Fiscal 2023 and another in the South Bronx, New York in the first quarter of Fiscal 2024.

Looking forward, by the end of Fiscal 2025 (June 30,2025), we will have added high-field MRIs to two existing Stand-Up MRI centers on Long Island – one in Melville and the other in Lynbrook.

FONAR UPDATES

SWIFTMR™

FONAR is now in the second year of its agreement with AIRS Medical, a leading provider of the Artificial Intelligence (AI)-powered healthcare solutions. FONAR is the exclusive distributor of SwiftMR™ to FONAR customers for use on their FONAR MRIs or on any other MRI scanner they own. The SWIFTMR™ product dramatically improves image quality by denoising and sharpening image data, and allows for significantly reduced scan times.

To date, every HMCA-managed MRI scanner has been upgraded with SWIFTMR™ and a growing number of FONAR users have signed on as well. The results of our agreement with AIRS have met our expectations and we look forward to continuing success.

OPUS

Capitalizing on over 40 years of experience in servicing MRI scanners, FONAR recently formed Opus Diagnostic Services, LLC (OPUS) for the purpose of servicing MRI scanners of all makes, models and field strengths. A highly competent and experienced team has been formed and the marketing of its services is currently underway. In the course of servicing their customers’ MRIs, OPUS will naturally be in the position to introduce them to the SWIFTMR™ product. The synergy between OPUS and SWIFTMR™ is very promising.

Ongoing Research

As I reported in the past, up until the time of his passing (August 3, 2022), Dr. Damadian was conducting research on cerebrospinal fluid (CSF) flow in the neck and brain. I am pleased to report that FONAR continues to support this program.

The FONAR UPRIGHT® MRI’s unique ability to scan patients in both recumbent and upright positions, makes it possible to see significant position-dependent differences in the flow of cerebrospinal fluid. CSF flow impairments can be investigated to access the degree to which such impairments are responsible for a patient’s symptoms, and also the degree to which a patient’s surgical or non-surgical CCJ (craniocervical junction) treatment restores normal brain and central nervous system function. Dr. Damadian believed the results of this research could lead to a better understanding of the role of CSF in normal physiological function, as well as in the pathophysiology of neurodegenerative diseases such as Multiple Sclerosis.

The Raymond V. Damadian, M.D. Memorial Museum

It’s been over a year since the Raymond V. Damadian, M.D. Memorial Museum opened at FONAR headquarters in Melville, New York. Visitors find it both interesting and informative.

The museum includes a re-creation of the making of the world’s first MRI image on the world’s first MRI scanner, Indomitable, at the Downstate Medical Center in Brooklyn, New York, on July 2 and 3, 1977.

The re-creation includes an exact replica of Indomitable along with life-size figures of the three inventors: Dr. Raymond V. Damadian and his two post-graduate students, Lawrence Minkoff and Michael Goldsmith. The walls of the museum are lined with panels of captioned pictures, documents, and publications covering Dr. Damadian’s personal and family history; his discovery that made and continues to make MRI possible; the building of Indomitable; the making of the first MRI image; the formation and history of FONAR Corporation; and Dr. Damadian’s achievements, honors, awards, victories, disappointments, and his expression of gratitude to God. The museum also includes an interactive display of photos and video, some of Dr. Damadian’s personal items, and many historical artifacts.

It’s both educational and entertaining - a perfect destination for middle- and high-school field trips. If you are interested in making an appointment to visit the museum, please contact Daniel Culver, Director of Communications, at RVDmuseum@fonar.com.

 CONCLUSION

FONAR has been in business for nearly 50 years. While its first 20 years were especially challenging, our once-tiny company survived them and eventually found its footing. As of June 30, 2024, FONAR posted 59 consecutive quarters of positive net income and positive income from operations. The company’s management subsidiary, HMCA, has been and is expected to be a major contributor to FONAR’s continuing success.

It wasn’t too long ago that most people had no idea what an MRI scanner is. Today it’s a household word. I hear it referred to everywhere: TV, movies, doctor offices, in casual conversations, in print, etc. I often think to myself, “And you can thank my father for it, and for FONAR, the FIRST-IN-MRI-company that introduced this amazing invention to the world.”

All of us at FONAR are very proud of our history, proud to be part of fulfilling Dr. Damadian’s dream of making a diagnostic machine to help people. Little did he know in 1969 that his discovery would birth the MRI scanner, a company to make them, even an entire industry that has helped, even saved, the lives of millions of people all over the world. Though often faced with overwhelming odds and resistance, Dr. Damadian, tenacious and tireless, lived to see his dream transformed into reality. We miss him, but we’ll never forget him.

I am grateful to friends, family, investors and employees for the parts they have played in making FONAR a success. I’m especially grateful for FONAR employees who have been with the company for many years, some for over 40 years. Working alongside Dr. Damadian, they were tireless in their devotion to him and his goals. To this day they remain highly valuable, loyal and hard-working employees.

Thank you for your support.

Sincerely,

Timothy R. Damadian

Chairman and CEO

FONAR Corporation

*P. Kragesterman, Medical Imaging Statistics, COLLECTIVE MINDS RADIOLOGY, Nov. 2, 2024

SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 2024

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File No. 0-10248

FONAR CORPORATION
(Exact name of registrant as specified in its charter)

delaware	11-2464137
(State of incorporation)	(IRS Employer Identification Number)
110 Marcus Drive, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 694-2929
(Registrant's Telephone Number, including area code)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Exchange Registered
Common Stock, $.0001 par value	FONR	NASDAQ Capital Market

Securities Registered pursuant to Section 12(g) of the Act

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒ .

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒ .

FONAR CORPORATION AND SUBSIDIARIES

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐ .

Indicate by check mark whether the registrant (1) has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging Growth Company ☐

If securities are registers pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. Yes ☐ No ☒ .

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). Yes ☐ No ☒ .

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒ .

The aggregate market value of the shares of Common Stock held by non-affiliates as of December 29, 2023 based on the closing price of $19.56 per share on such date as reported on the NASDAQ System, was approximately $121.0 million. The other outstanding classes do not have a readily determinable market value.

As of September 18, 2024, 6,328,294 shares of Common Stock, 146 shares of Class B Common Stock, 382,513 shares of Class C Common Stock and 313,438 shares of Class A Non-voting Preferred Stock of the registrant were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

NONE

FONAR CORPORATION AND SUBSIDIARIES

PART I

ITEM 1. BUSINESS

GENERAL

FONAR Corporation, sometimes referred to as the “Company” or “FONAR”, is a Delaware corporation which was incorporated on July 17, 1978. Our address is 110 Marcus Drive, Melville, New York 11747 and our telephone number is 631-694-2929. FONAR also maintains a website at www.fonar.com. FONAR provides copies of its filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and amendments to these reports to stockholders on request.

We conduct our business in two segments. Our medical equipment segment is conducted directly through FONAR. Our physician management and diagnostic services segment is conducted through our subsidiary Health Management Corporation of America (“HMCA”). HMCA provides management services, administrative services, billing and collection services, credentialing services, contract negotiations, compliance consulting, purchasing, IT services, hiring, conducting interviews and managing personnel, storage of medical records, office space, equipment, repair, maintenance service, and clerical and other non-medical personnel to medical providers engaged in diagnostic imaging. In addition to acting as a management company, HMCA owns and operates six diagnostic imaging facilities in Florida, where the corporate practice of medicine is permitted.

FONAR is engaged in the business of designing, manufacturing, selling and servicing magnetic resonance imaging scanners, also referred to as “MRI” or “MR” scanners, which utilize MRI technology for the detection and diagnosis of human disease, abnormalities, other medical conditions and injuries. FONAR’s founders built the first MRI scanner in 1977 and FONAR introduced the first commercial MRI scanner in 1980. FONAR is also the originator of the iron-core non-superconductive and permanent magnet MRI technology.

FONAR’s iron frame technology made FONAR the originator of “open” MRI scanners. We introduced the first “open” MRI in 1980. Since that time we have concentrated on further application of our “open” MRI, introducing most recently the Upright® Multi-Position™” MRI scanner (also referred to as the “Upright®” or “Stand-Up®” MRI scanner) and the FONAR 360™ MRI scanner. The FONAR 360™ MRI is not presently being marketed.

See Note 16 to the Consolidated Financial Statements for separate financial information regarding our medical equipment and physician and diagnostic management services segments.

 FONAR CORPORATION AND SUBSIDIARIES

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS.

Certain statements made in this Annual Report on Form 10-K are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the plans and objectives of Management for future operations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the expansion of business. These assumptions involve judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Annual Report will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. These statements are not guarantees of future performance and undue reliance should not be placed on them.

MEDICAL EQUIPMENT SEGMENT

PRODUCTS

The Upright® MRI scanner is our primary product.

The Upright® MRI is a “whole-body” MRI, meaning that it can be used to scan virtually any part of the body. The Upright® MRI differs from conventional MRI scanners in that it is not limited to scanning patients in the recumbent posture. For example, patients can be scanned while sitting, standing, bending, or lying down.

The fact that the patient space is unobstructed permits scanning in a variety of postures that cannot be duplicated in conventional MRI scanners. Most conventional MRI scanners in use today employ solenoidal super-conducting magnets whose magnetic field orientation is along the axis of the patient’s body, which must be placed into the bore of the scanner in either a supine or prone posture. Our experience is that when presented with a choice between being scanned lying down in a tunnel-like enclosure or seated in an open MRI, most patients will choose the latter.

The Upright® MRI is also, by design, a non-claustrophobic MRI scanner. The Upright® MRI employs a dipole magnet whose magnetic field orientation is transverse to the axis of the patient’s body. The gap between the poles of the magnet is the space into which the patient is placed. Because the magnetic field direction is horizontal and transverse to the body, a patient who is scanned seated or standing has an unobstructed view out of the gap of the magnet. In typical installations, patients watch television while being scanned, without the aid of special glasses with mirrors.

FONAR CORPORATION AND SUBSIDIARIES

The Upright® MRI facilitates patient scanning in a variety of postures thanks to a unique, three-axis patient handling system. The motorized patient table, or bed, can be rotated to any angle between 0 (horizontal) and 84 degrees (nearly vertical). Unlike a conventional recumbent MRI patient table, which can only move into or out of the scanner’s bore, the Upright® MRI bed can be translated with two degrees of freedom, in/out and up/down. User-friendly software allows the scanner operator to move the anatomical region of interest precisely to the center of the magnet using a cursor placed on a localizer image. Anatomically true image orientation is assured, regardless of the rotation angle of the bed, via computer read-back of the table’s position. A seat can be hooked onto the bed in a variety of locations, or removed, as needed. Transpolar VersaRests™ and other devices can be used to keep the patient comfortable and motionless throughout the scanning process.

IMAGE QUALITY AND FIELD STRENGTH

Most commercially available MRI scanners range in magnetic field strength from about 0.2 T (Tesla) to 7.0 T, and open MRI scanners range from about 0.2 T to 1.2 T.

Field strength is an important characteristic of MRI scanners, but not the only one. Higher field strengths generally provide higher signal-to-noise ratios (SNR) on account of the Boltzmann distribution, but SNR is not the only determinant of image quality. For example, the spin-lattice relaxation time T1 that characterizes the nuclear magnetic resonance (NMR) signal increases with field strength, decreasing the difference in T1 values between tissues that is an essential contributor to contrast in images. For example, grey/white matter contrast in the brain falls off rapidly above about 1.0 T, and some studies have shown that optimal tissue contrast occurs in the mid-field region, down to 0.2 T. Imaging bandwidth, receiver coil design, pulse sequence design, and scan parameters significantly affect image quality. Indeed, researchers and MRI vendors are pushing the boundaries of MRI technology in both directions, that is, to very low (1 – 199 mT) and very high (7.0 T and above) field strengths for a variety of technical and diagnostic reasons. For instance, one advantage of lower field strengths is that image artifacts arising from metallic implants such as surgical screws diminish as field strength decreases. This is particularly important for surgeons referring their postoperative patients for diagnostic imaging studies.

The Upright® MRI operates at a mid-field strength of 0.6 T and enjoys wide acceptance in the radiological community. The scanner is diagnostically versatile and equipped with a broad range of clinically proven imaging protocols that produce images of exceptional quality, and a fully-featured, robust, and user-friendly software interface.

DIAGNOSTIC ADVANTAGES OF POSITIONAL MRI

Apart from its attractiveness as an open, non-claustrophobic, general-purpose MRI, the Upright® MRI can deliver diagnostically relevant information that correlates with patient posture.

For example, a variety of injuries to and pathologies of the spine, such as spondylolisthesis (“slipped disc”), may go undetected in the recumbent posture, but manifest themselves when the patient is scanned in a normal, weight-bearing (“physiological”) position, such as seated, or seated in forward flexion, extension, or standing.

FONAR CORPORATION AND SUBSIDIARIES

The Upright® MRI has demonstrated its value for patients suffering from scoliosis, who typically undergo regular x-ray exams over a course of years. A study by the National Cancer Institute (2000) of 5,466 women with scoliosis reported a 70% increase in breast cancer resulting from 24.7 chest x-rays received on average over the course of their treatment. Prior to the advent of the Upright® MRI, the x-ray machine was the only imaging modality that could evaluate the condition because the patient must be imaged standing. FONAR has developed an RF receiver coil and a 3D scanning protocol that for the first time allows scoliosis patients to obtain diagnostic, multi-slice images of their spines while standing, without the risks associated with radiation, and with the soft-tissue-contrast benefits of MRI over x-ray.

The utility of upright, weight-bearing MRI is not limited to the spine. For example, approximately one in a thousand people (some 200,000 to 500,000 in the US) have a congenital condition known as Chiari malformation, an abnormality of the brain at the junction with the spine at the base of the skull. In people with Chiari malformation, the lowest lying structures of the brain, the tonsils of the cerebellum, descend into and become entrapped by the foramen magnum, the circular bony opening at the base of the skull where the spinal cord exits. While most of these individuals are asymptomatic, many suffer from more severe forms of the syndrome (e.g., type II or Arnold-Chiari syndrome), in which brain stem compression results in severe neurological symptoms. The Chiari syndrome is also called Cerebellar Tonsillar Ectopia (CTE) because of the displacement (ectopia) of the cerebellar tonsils. Classic symptoms of Chiari syndrome include the “drop attack,” in which the afflicted individual unexpectedly experiences an explosive rush at the base of the brain that runs down the body to the extremities, causing the patient to collapse in a temporary neuromuscular paralysis. These symptoms subside when the patient is lying down. Conventional lie-down MRI scanners cannot make an adequate evaluation of the pathology since this pathology is most visible and the symptoms are most acute when the patient is scanned in the upright, weight-bearing position (Brain Injury 2010, 24 (7-8) 988-994).

In the body, the Upright® MRI is being utilized in a variety of ways, for example to image pelvic organ prolapse in the standing posture, inguinal hernias, defecation in the sitting posture (utilizing cine MRI), and the prostate in the sitting posture (utilizing a flat, multi-channel receiver coil on top of which the patient simply sits).

PRODUCT MARKETING

FONAR’s principal marketing efforts in the medical equipment segment have been focused on the Upright® MRI, which we believe is a unique product. We expect to focus on the Upright® MRI going forward.

The principal markets for the Company’s scanners are private diagnostic imaging centers and hospital outpatient imaging facilities.

We use internal personnel and independent manufacturer’s representatives for domestic and foreign sales.

FONAR’s marketing strategy has been designed to reach key purchasing decision makers with information concerning the Upright® MRI. This has led to many inquiries and some sales of the Upright® MRI scanner and is intended to increase FONAR’s presence in the medical equipment market. FONAR focuses primarily on four target audiences: neurosurgeons, orthopedic surgeons, radiologists, and general physicians.

FONAR CORPORATION AND SUBSIDIARIES

Our advertising for FONAR and HMCA reinforces the unique value provided by the FONAR Upright® MRI scanner. We have increased internet awareness of our product by driving patient traffic to the HMCA scanning centers we manage via the FONAR website as well as through websites for each HMCA location. These websites give prospective customers of Upright® MRI scanners a view of operating Upright® MRI centers and highlight the benefits of using the Upright® MRI scanner. A complete list of the sites managed by HMCA can be found at HMCA’s website, www.hmca.com.

SERVICE AND UPGRADES FOR MRI SCANNERS

Income is generated from the installed base in two principal areas, namely, service and upgrades. Service and maintenance revenues from our external installed base were approximately $7.6 million in fiscal 2024 and $7.5 million in fiscal 2023.

We expect to maintain service revenues at present levels or better, based on the demonstrated longevity of the Upright® MRI scanner and continued customer satisfaction with the product. Critical to this longevity and customer satisfaction is the stream of software improvements and hardware upgrades that FONAR has delivered over the years to keep the scanners competitive with the latest technology in the marketplace. We also anticipate that our installed base of scanners will generate income from upgrades in future fiscal years.

We have engaged with a third-party software vendor, AIRS Medical USA, Inc., to distribute their SwiftMRTM to our installed base of customers. We believe that the SwiftMRTM product significantly improves the image quality and efficiency of both the Upright® MRI and the outside manufacturer equipment that is operated by our installed base. Revenues from the sale of SwiftMRTM are included in the service and maintenance revenues described above.

We have also formed a new subsidiary, Opus Diagnostic Management, LLC, which is focused on providing service for MRI scanners sold by other manufacturers. We hope to control the cost of maintaining and repairing the outside manufacturer equipment operated by HMCA, and eventually expand into providing maintenance and repair services to third party operators of outside manufacturer equipment. Revenues from Opus are included in the service and maintenance revenues described above.

RESEARCH AND DEVELOPMENT

During the fiscal year ended June 30, 2024, we incurred expenditures of $1,735,949, none of which were capitalized, on research and development, as compared to $1,567,749, none of which were capitalized, during the fiscal year ended June 30, 2023.

Research and development activities have focused principally on software improvements to the user interface of the MRI scanner. The Windows-based Sympulse™ platform controls all of the functions of the Upright® scanner except those of the versatile, multi-position patient table. Separate, dedicated, motion-control software is used to maneuver the Upright® bed, and development of this software is ongoing as well.

FONAR CORPORATION AND SUBSIDIARIES

While software improvements to the user interface are important in their own right, significant value is added to the MRI scanner by the modification of existing protocols for examining various parts of the body, and the development of new protocols that utilize new underlying capabilities of the pulse sequence software. Over time, FONAR users have become accustomed to the steady improvement in the recommended clinical protocols that accompany new software releases. More significantly, in recent years we have seen increasing adoption of FONAR-recommended clinical protocols over those developed on site. This is a testament to the superior image quality they produce in attractively short scan times.

The development of clinically practical scan protocols and software depends on close contact between research and development scientists and engineers, and end users. That close contact is facilitated in part by the relationship with HMCA and the scanning centers. In addition to that collaboration, R&D staff have pursued a variety of novel and Upright® MRI-specific research projects. It is anticipated that these will ultimately lead to new applications that are made available to existing customers as upgrade add-ons to their machines. For example, phase-contrast imaging techniques originally developed for angiography have recently been applied to cerebro-spinal fluid (CSF) flow. Analysis of CSF flow in upright and recumbent postures may prove to be of significant value in the evaluation of a variety of disorders and lead to a better understanding of human physiology.

PATENTS AND LICENSES

We currently have numerous patents in effect which relate to the technology and components of our MRI scanners. We believe that these patents, and the know-how we have developed, are material to our business.

Our seminal patent, issued in the name of Dr. Damadian and licensed to FONAR, was United States patent No. 3,789,832, Apparatus and Method for Detecting Cancer in Tissue, also referred to in this report as the “1974 Patent”. The 1974 Patent was the first MRI patent issued by the United States Patent Office. The development of our MRI scanners has been based upon the 1974 Patent, and we believe that the 1974 Patent was the first of its kind to utilize MR to scan the human body and to detect cancer. The 1974 Patent was extended beyond its original 17-year term and expired in February, 1992. A number of FONAR’s existing patents specifically relate to protecting FONAR’s position in the Upright MRI market. The patents further enhance Dr. Damadian’s pioneer patent that initiated the MRI industry and provided the original invention of MRI scanning.

We maintain a robust patent portfolio that provides us, under the aegis of United States patent law, “the exclusive right to make, use and sell” many of the scanner features which FONAR pioneered and which are now incorporated in most MRI scanners sold by the industry. As of June 30, 2024, a total of 241 patents have been issued to FONAR. In fiscal year 2024, we obtained two new patents. One such patent deals with a method of detecting coronary and/or pulmonary deficiencies using Upright® MRI technology. Another describes a method for quantification of Cerebro-Spinal Fluid flor anywhere in the cerebro-spinal anatomy. Perhaps most significantly, shortly after the close of fiscal 2024 we obtained approval for a patent related to the development of our next generation patient positioning system. We have several other matters pending before the patent office as of this filing.

FONAR CORPORATION AND SUBSIDIARIES

PRODUCT COMPETITION

MRI SCANNERS

FONAR faces competition for MRI product sales from companies such as Siemens, General Electric, Hitachi, Philips, Canon, and United Imaging. Each of these is primarily focused on the high-field (1.0 T and above) marketplace, though some have produced open MRI scanners for imaging in the recumbent posture. None of these firms has so far introduced an open, upright MRI.

In recent years, other companies have introduced MRI scanners aimed at the upright, weight-bearing MRI market. Their success in the US has so far been limited. We believe that the higher field strength and larger dimensions of the FONAR Upright® MRI magnet, together with the greater variety of patient positioning possibilities afforded by the FONAR Upright® MRI bed, give us a competitive advantage over the products introduced by these companies.

Most of our competitors have marketing and financial resources more substantial than those available to us. They have in the past, and may in the future, heavily discount the sales price of their scanners.

OTHER IMAGING MODALITIES

FONAR’s MRI scanners also compete with other diagnostic imaging systems, all of which are based upon the ability of some form of energetic wave to penetrate human tissue and be detected by either photographic film or electronic devices for presentation on a display monitor. Three different kinds of energy waves – x-ray, gamma, and sound – are used in medical imaging techniques that compete with MRI, the first two of which involve exposing the patient to potentially harmful radiation. These other imaging modalities compete with MRI products on the basis of cost, space requirements, and specific clinical applications.

X-rays are the most common energy source used in imaging the body and are employed in three imaging modalities: conventional x-ray systems, computerized tomography (CT), and digital radiography. None of these enjoy the exquisite soft-tissue contrast of MRI, but they do offer high resolution imaging in certain applications and high speed of image acquisition.

Nuclear medicine systems, which are based upon the detection of photons (gamma radiation) generated by radioactive pharmaceuticals introduced into the body, are used to provide information concerning soft tissue and internal body organs and particularly to examine organ function over time.

Ultrasound systems emit, detect, and process high frequency sound waves reflected from organ boundaries and tissue interfaces to generate images of soft tissue and internal body organs. Although the images are substantially less detailed than those obtainable with x-rays or MRI, ultrasound is generally considered harmless and therefore has found applications in imaging the pregnant uterus and the breast, to name two.

X-ray (including CT), nuclear medicine, and ultrasound compete with the MRI scanners by offering significantly lower price and space requirements. However, history has shown that the superior tissue contrast characteristics of MRI have secured its place as the diagnostic imaging modality of choice for a wide variety of pathologies.

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GOVERNMENT REGULATION

FDA Regulation

The Food and Drug Administration in accordance with Title 21 of the Code of Federal Regulations regulates the manufacturing and marketing of FONAR’s MRI scanners. The regulations can be classified as either pre-market or post-market. The pre-market requirements include obtaining marketing clearance, proper device labeling, establishment registration and device listing. Once the products are on the market, FONAR must comply with post-market surveillance controls. These requirements include the Quality Systems Regulation, or “QSR”, also known as Current Good Manufacturing Practices or CGMPs, and Medical Device Reporting, also referred to as MDR regulations. The QSR is a quality assurance requirement that covers the design, packaging, labeling and manufacturing of a medical device. The MDR regulation is an adverse event-reporting program.

Classes of Products

Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the FDA into one of three classes. A Class I device is subject only to general controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing. FONAR’s products are Class II devices. Class II devices are subject to “General Controls”; General Controls include:

1.	Establishment registration of companies which are required to register under 21 CFR Part 807.20, such as manufacturers, distributors, re-packagers and re-labelers.

2.	Medical device listing with FDA of devices to be marketed.

3.	Manufacturing devices in accordance with the Current Good Manufacturing Practices Quality System Regulation in 21 CFR Part 820.

4.	Labeling devices in accordance with labeling regulations in 21 CFR Part 801 or 809.

5.	Submission of a Premarket Notification, pursuant to 510(k), before marketing a device.

In addition to complying with general controls, Class II devices are also subject to special controls. Special controls may include special labeling requirements, guidance documents, mandatory performance standards and post-market surveillance.

On October 3, 2000 FONAR received FDA clearance for the Upright® MRI under the name “Indomitable”.

Premarketing Submission

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Each person who wants to market Class I, II and some III devices intended for human use in the U.S. must submit a 510(k) to FDA at least 90 days before marketing unless the device is exempt from 510(k) requirements. A 510(k) is a pre-marketing submission made to FDA to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent, SE, to a legally marketed device that is not subject to pre-market approval, PMA. Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims.

The FDA is committed to a 90-day clearance after submission of a 510(k), provided the 510(k) is complete and there is no need to submit additional information or data.

The 510(k) is essentially a brief statement and description of the product. As FONAR’s scanner products are Class II products, there are no pre-market data requirements.

An investigational device exemption, also referred to as IDE, allows the investigational device to be used in a clinical study pending FDA clearance in order to collect safety and effectiveness data required to support the Premarket Approval, also referred to as PMA, application or a Premarket Notification pursuant to 510(k), submission to the FDA. Clinical studies are most often conducted to support a PMA.

For the most part, however, we have not found it necessary to utilize IDE’s. The standard 90 day clearance for our new MRI scanner products classified as Class II products makes the IDE unnecessary, particularly in view of the time and effort involved in compiling the information necessary to support an IDE.

Quality System Regulation

The Quality Management System is applicable to the design, manufacture, administration of installation and servicing of magnetic resonance imaging scanner systems. The FDA has authority to conduct detailed inspections of manufacturing plants, to establish Good Manufacturing Practices which must be followed in the manufacture of medical devices, to require periodic reporting of product defects and to prohibit the exportation of medical devices that do not comply with the law.

Medical Device Reporting Regulation

Manufacturers must report all MDR reportable events to the FDA. Each manufacturer must review and evaluate all complaints to determine whether the complaint represents an event which is required to be reported to FDA. Section 820.3(b) of the Quality Systems regulation defines a complaint as, “any written, electronic or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a device after it is released for distribution.”

A report is required when a manufacturer becomes aware of information that reasonably suggests that one of their marketed devices has or may have caused or contributed to a death, serious injury, or has malfunctioned and that the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

Malfunctions are not reportable if they are not likely to result in a death, serious injury or other significant adverse event experience.

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A malfunction which is or can be corrected during routine service or device maintenance still must be reported if the recurrence of the malfunction is likely to cause or contribute to a death or serious injury if it were to recur.

We have established and maintained written procedures for implementation of the MDR regulation. These procedures include internal systems that:

provide for timely and effective identification, communication and evaluation of adverse events;

provide a standardized review process and procedures for determining whether or not an event is reportable; and

provide procedures to insure the timely transmission of complete reports.

These procedures also include documentation and record keeping requirements for information that was evaluated to determine if an event was reportable;

all medical device reports and information submitted to the FDA;

any information that was evaluated during preparation of annual certification reports; and

systems that ensure access to information that facilitates timely follow up and inspection by the FDA.

FDA Enforcement

FDA may take the following actions to enforce the MDR regulation:

FDA-Initiated or Voluntary Recalls

Recalls are regulatory actions that remove a hazardous, potentially hazardous, or a misbranded product from the marketplace. Recalls are also used to convey additional information to the user concerning the safe use of the product. Either FDA or the manufacturer can initiate recalls.

There are three classifications, i.e., I, II, or III, assigned by the Food and Drug Administration to a particular product recall to indicate the relative degree of health hazard presented by the product being recalled.

Class I

Is a situation in which there is a reasonable probability that the use of, or exposure to, a violative product will cause serious adverse health consequences or death.

Class II

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Is a situation in which use of, or exposure to, a violative product may cause temporary or medically reversible adverse health consequences or where the probability of serious adverse health consequences is remote.

Class III

Is a situation in which use of, or exposure to, a violative product is not likely to cause adverse health consequences.

FONAR has initiated six voluntary recalls which occurred between 1987 and 2016. Five of the recalls were Class II and one was Class III. The recalls involved making minor corrections to the product in the field. Frequently, corrections which are made at the site of the device are called field corrections as opposed to recalls.

Civil Money Penalties

The FDA, after an appropriate hearing, may impose civil money penalties for violations of the FD&C Act that relate to medical devices. In determining the amount of a civil penalty, FDA will take into account the nature, circumstances, extent, and gravity of the violations, the violator’s ability to pay, the effect on the violator’s ability to continue to do business, and any history of prior violations.

Warning Letters

FDA issues written communications to a firm, indicating that the firm may incur more severe sanctions if the violations described in the letter are not corrected. Warning letters are issued to cause prompt correction of violations that pose a hazard to health or that involve economic deception. The FDA generally issues the letters before pursuing more severe sanctions.

Seizure

A seizure is a civil court action against a specific quantity of goods which enables the FDA to remove these goods from commercial channels. After seizure, no one may tamper with the goods except by permission of the court. The court usually gives the owner or claimant of the seized merchandise approximately 30 days to decide a course of action. If they take no action, the court will recommend disposal of the goods. If the owner decides to contest the government’s charges, the court will schedule the case for trial. A third option allows the owner of the goods to request permission of the court to bring the goods into compliance with the law. The owner of the goods is required to provide a bond or, security deposit, to assure that they will perform the orders of the court, and the owner must pay for FDA supervision of any activities by the company to bring the goods into compliance.

Citation

A citation is a formal warning to a firm of intent to prosecute the firm if violations of the FD&C Act are not corrected. It provides the firm an opportunity to convince FDA not to prosecute.

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Injunction

An injunction is a civil action filed by FDA against an individual or company. Usually, FDA files an injunction to stop a company from continuing to manufacture, package or distribute products that are in violation of the law.

Prosecution

Prosecution is a criminal action filed by FDA against a company or individual charging violation of the law for past practices.

Foreign and Export Regulation

We obtain approvals as necessary in connection with the sales of our products in foreign countries. In some cases, FDA approval has been sufficient for foreign sales as well. Our standard practice has been to require either the distributor or the customer to obtain any such foreign approvals or licenses which may be required.

Legally marketed devices that comply with the requirements of the Food Drug & Cosmetic Act require a Certificate to Foreign Government issued by the FDA for export. Other devices that do not meet the requirements of the FD&C Act but comply with the laws of a foreign government require a Certificate of Exportability issued by the FDA. All products which we sell have FDA clearance and would fall into the first category.

Foreign governments have differing requirements concerning the import of medical devices into their respective jurisdictions. The European Union’s new medical device regulation, EU 2017/745 went into effect on May 25, 2021, and contains significant changes from the prior European regulatory scheme. We have applied to the Notified Body, TUV-SUD, to perform a Conformity Assessment of our technical documentation and our Quality Management System.

Other countries require that their own testing laboratories perform an evaluation of our devices. This requires that we must bring the foreign agency’s personnel to the USA to perform the evaluation at our expense before exporting.

Some countries, including many in Latin America and Africa, have very few regulatory requirements, beyond FDA clearance.

To date, FONAR has been able to comply with all foreign regulatory requirements applicable to its export sales.

PHYSICIAN AND DIAGNOSTIC SERVICES MANAGEMENT BUSINESS

Health Diagnostics Management, LLC (HDM) is owned by Health Management Corporation of America (70.8%) and investors (29.2%). Health Management Corporation of America is owned 100% by FONAR Corporation.

HDM operates under the assumed name “Health Management Company of America” (“HMCA”).

FONAR CORPORATION AND SUBSIDIARIES

The combined business (HDM and Health Management Corporation of America) will be referred to as “HMCA” for all periods before and after July 1, 2015, unless otherwise indicated.

HMCA provides comprehensive non-medical management services to diagnostic imaging facilities. These services include administrative services, billing and collection services, credentialing services, contract negotiations, compliance consulting, purchasing IT services, hiring, conducting interviews, training, supervision and management of non-medical personnel, storage of medical records, office space, equipment, repair maintenance services, accounting, assistance with legal and regulatory matters, and the development and implementation of practice growth and marketing strategies.

As of June 30, 2024, HMCA managed a total of 42 MRI scanners of which twenty-five (25) scanners are located in New York and seventeen (17) scanners are located in Florida. For the 2024 fiscal year, the revenues HMCA recognized from the MRI facilities has increased to $94.6 million from $90.4 million in fiscal 2023. Six of the facilities in Florida are owned by HMCA subsidiaries, where the corporate practice of medicine is permitted.

We believe the utilization of FONAR Upright® MRI scanning systems, which are produced under the protection of our patents, accounts for the historically robust patient volume at the scanning facilities. During fiscal 2024, a new stand-alone facility was opened in the Bronx, New York. During fiscal 2023, two scanners were installed in Casselberry, Florida. During fiscal year 2025, we intend to install two additional high field magnets in Naples, Florida and Lynbrook, New York, to supplement the existing FONAR Upright® MRI scanning systems at those facilities.

HMCA GROWTH STRATEGY

HMCA’s growth strategy focuses on upgrading and expanding the existing facilities it manages and expanding the number of facilities it either owns or manages for its clients, including new sites. In connection with improving the performance of the facilities, we have added high field MRI scanners, extremity scanners and x-ray machines to the Upright® MRI scanners at certain of the sites where such additional diagnostic imaging modalities are expected to produce the greatest return.

PHYSICIAN AND DIAGNOSTIC MANAGEMENT SERVICES

HMCA’s services to the facilities it manages encompass substantially all of their business operations. Each facility is controlled, however, not by HMCA, but by the physician owner, or in the case of the six Florida sites owned by HMCA subsidiaries, by the medical director. All medical services are performed by physicians and other medical personnel under the physician-owner’s supervision. HMCA is the management company and performs services of a non-medical nature. These services include:

1. Offices and Equipment. HMCA identifies, negotiates leases for and/or provides office space and equipment to its clients. This includes technologically sophisticated medical equipment. HMCA also provides improvements to leaseholds, assistance in site selection and advice on improving, updating, expanding and adapting to new technology.

2. Personnel. HMCA staffs all the non-medical positions of its clients with its own employees, eliminating the client’s need to interview, train and manage non-medical employees. HMCA processes the necessary tax, insurance and other documentation relating to employees.

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3. Administrative. HMCA assists in the scheduling of patient appointments, purchasing of office and medical supplies and equipment and handling of reporting, accounting, processing and filing systems. It prepares and files the physician portions of complex applications to enable its clients to participate in managed care programs and to qualify for insurance reimbursement. HMCA assists the clients to implement programs and procedures to ensure full and timely regulatory compliance and appropriate cost reimbursement under no-fault insurance and Workers’ Compensation guidelines, as well as compliance with other applicable governmental requirements and regulations, including HIPAA and other privacy requirements.

 4. Billing and Collections. HMCA is responsible for the billing and collection of revenues from third-party payors including those governed by No-Fault and Workers’ Compensation statutes.

5. Cost Saving Programs. Based on available volume discounts, HMCA seeks to assist in obtaining favorable pricing for office and medical supplies, equipment, contrast agents, and other inventory for its clients.

6. Diagnostic Imaging and Ancillary Services. HMCA can offer access to diagnostic imaging equipment through diagnostic imaging facilities it manages. The Company is expanding the ancillary services offered in its network to include x-rays, and other MRI equipment such as high-field (1.5 or 3.0 Tesla magnet strength) MRI scanners and extremity MRI scanners.

7. Marketing Strategies. HMCA is responsible for developing and proposing marketing plans for its clients.

8. Expansion Plans. HMCA assists the clients in developing expansion plans including the opening of new or replacement facilities where appropriate.

HMCA’s objective is to free physicians from as many non-medical duties as is practicable, allowing physicians to spend less time on business and administrative matters and more time practicing medicine.

The exceptions to this general model of operation are six of the facilities located in Florida. These Florida facilities are owned by limited liability companies which, as our subsidiaries, conduct their operations directly and bill and collect their fees from the patients and third-party payors.

The facilities enter into contracts with third-party payors, including managed care companies. None of HMCA’s clients, however, participate in any capitated plans or other risk sharing arrangements. Capitated plans are those HMO programs where the provider is paid a flat monthly fee per patient.

The management fees payable by the facilities to HMCA are flat monthly fees. In fiscal 2024, the aggregate amount of active management fees was $4,960,733 per month. In fiscal 2023, the aggregate amount of active management fees was $4,860,732 per month.

Fees under the management agreements are subject to adjustment by mutual agreement on an annual basis.

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Timothy Damadian currently owns three HMCA-managed MRI facilities in Florida. The facilities were owned by Dr. Damadian until his passing in August of 2022. The fees for these three sites are flat monthly fees which are subject to adjustment by mutual agreement on an annual basis. In fiscal 2024 and fiscal 2023, the aggregate monthly amount of management fees payable to HMCA by these sites was $995,825.

The six Florida facilities owned by HMCA subsidiaries directly bill their patients or the patients’ insurance carriers. Patient fees net of contractual allowances and discounts were $33,815,796 in fiscal 2024 as compared to $29,793,993 in fiscal 2023.

HMCA MARKETING

HMCA’s marketing strategy is to expand the business and improve the facilities which it manages. HMCA is seeking to increase the number of locations of those facilities where market conditions are promising and to promote growth of our clients’ and Florida subsidiaries’ patient volume and revenue.

DIAGNOSTIC IMAGING FACILITIES

Diagnostic imaging facilities managed by HMCA provide diagnostic imaging services to patients referred by physicians. The facilities are operated in a manner which eliminates the admission and other administrative inconveniences of in-hospital diagnostic imaging services. Imaging services are performed in an outpatient setting by trained medical technologists under the direction of physicians. Following diagnostic procedures, the images are reviewed by the interpreting physicians who prepare reports of these tests and their findings. The vast majority of reports for the New York facilities are transcribed by HMCA personnel and the remainder are outsourced to professional transcription services. Reports for the Florida facilities are outsourced to professional transcription services.

HMCA develops marketing programs and educational programs in an effort to establish and maintain referring physician relationships for our clients and Florida subsidiaries.

Managed care providers are an important factor in the diagnostic imaging industry. To further its position, HMCA is seeking to expand the imaging modalities offered at its managed and owned diagnostic imaging facilities. Four facilities in New York and eight facilities in Florida have two or more MRI scanners. One facility in New York and two in Florida also perform X-rays.

REIMBURSEMENT

HMCA’s clients receive reimbursements for their services through Medicare, Medicaid, managed care, private commercial insurance, third-party administrators, Workers’ Compensation, No-Fault and other insurance.

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Medicare

The Medicare program provides reimbursement for hospitalization, physician, diagnostic and certain other services to eligible persons 65 years of age and over and certain other individuals. Providers are paid by the federal government in accordance with regulations promulgated by the Department of Health and Human Services, HSS, and generally accept the payment with nominal deductible and co-insurance amounts required to be paid by the service recipient, as payment in full. Hospital inpatient services are reimbursed under a prospective payment system. Hospitals receive a specific prospective payment for inpatient treatment services based upon the diagnosis of the patient.

Under Medicare’s prospective payment system for hospital outpatient services, or OPPS, a hospital is paid for outpatient services on a rate per service basis that varies according to the ambulatory payment classification group, or APC, to which the service is assigned rather than on a hospital’s costs. Each year the Centers for Medicare and Medicaid Services, or CMS, publishes new APC rates that are determined in accordance with the promulgated methodology.

Services provided in non-hospital based freestanding facilities are paid under the Medicare Physician Fee Schedule, or MPFS. All of HMCA’s clients are presently in this category. The MPFS is updated on an annual basis and sometimes modified more frequently.

We have experienced reimbursement reductions for radiology services provided to Medicare beneficiaries. In calendar year 2024, changes to the MPFS included a reduction in the conversion factor. For our fiscal year ended June 30, 2024, Medicare revenues represented approximately 2.7% of the revenues for HMCA’s clients and subsidiaries as compared to 2.9% for the fiscal year ended June 30, 2023.

Medicaid

The Medicaid program is a jointly-funded federal and state program providing coverage for low-income persons. In addition to federally-mandated basic services, the services offered and reimbursement methods vary from state to state. In many states, Medicaid reimbursement is patterned after the Medicare program; however, an increasing number of states have established or are establishing payment methodologies intended to provide healthcare services to Medicaid patients through managed care arrangements. In fiscal 2024, approximately 0.06% of the revenues of HMCA’s clients were attributable to Medicaid, as compared to 0.05% in fiscal 2023.

Managed Care and Private Insurance

Health Maintenance Organizations, or HMO’s, Preferred Provider Organizations, or PPOs, and other managed care organizations attempt to control the cost of healthcare services by a variety of measures, including imposing lower payment rates, preauthorization requirements, limiting services and mandating less costly treatment alternatives. Managed care contracting is competitive and reimbursement schedules in many cases can be at or below Medicare reimbursement levels. Some managed care organizations have reduced or otherwise limited, and other managed care organizations may reduce or otherwise limit, reimbursement in response to reductions in government reimbursement. These reductions could have an adverse impact on our financial condition and results of operations. These reductions have been, and any future reductions may be, similar to the reimbursement reductions previously proposed.

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HMCA COMPETITION

The physician and diagnostic management services field is highly competitive. A number of large hospitals have acquired medical practices and this trend may continue. HMCA expects that more competition will develop. Many competitors have greater financial and other resources than HMCA.

With respect to the diagnostic imaging facilities managed by HMCA, the outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals at the local market level and increasing referrals through relationships with managed care organizations, as well as emphasizing to potential referral sources the advantages of Upright® MRI scanning. HMCA believes that principal competitors for the diagnostic imaging centers are hospitals and independent or management company-owned imaging centers. Competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with managed care organizations and referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times. HMCA believes that it will be able to effectively meet the competition in the outpatient diagnostic imaging industry with the FONAR Upright® MRI scanners and strategically placed high field MRI scanners at its facilities.

GOVERNMENT REGULATION APPLICABLE TO HMCA

FEDERAL REGULATION

The healthcare industry is highly regulated and changes in laws and regulations can be significant. Changes in the law or new interpretation of existing laws can have a material effect on our permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors.

Federal False Claims Act

The federal False Claims Act and, in particular, the False Claims Act’s “qui tam” or “whistleblower” provisions allow a private individual to bring actions in the name of the government alleging that a defendant has made false claims for payment from federal funds. After the individual has initiated the lawsuit the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. If the government declines to join the lawsuit, the individual may choose to pursue the case alone, although the government must be kept apprised of the progress of the lawsuit, and may intervene later. Whether or not the federal government intervenes in the case, it will receive the majority of any recovery.

When an entity is determined to have violated the federal False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim and the government’s attorneys’ fees. Liability arises when an entity knowingly submits, or causes someone else to submit, a false claim for reimbursement to the federal government. The False Claims Act defines the term “knowingly” broadly, though simple negligence will not give rise to liability under the False Claims Act. Examples of the other actions which may lead to liability under the False Claims Act are set forth below:

Failure to comply with the many technical billing requirements applicable to our Medicare and Medicaid business;

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Failure to comply with the prohibition against billing for services ordered or supervised by a physician who is excluded from any federal healthcare program, or the prohibition against employing or contracting with any person or entity excluded from any federal healthcare program;

Failure to comply with the Medicare physician supervision requirements for the services we provide, or the Medicare documentation requirements concerning physician supervision.

The Fraud Enforcement and Recovery Act of 2009 expanded the scope of the False Claims Act by, among other things, broadening protections for whistleblowers and creating liability for knowingly retaining a government overpayment, acting in deliberate ignorance of a government overpayment or acting in reckless disregard of a government overpayment. The healthcare reform bills in the form of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, “PPACA”) expanded on changes made by the 2009 Fraud Enforcement and Recovery Act with regard to such “reverse false claims.” Under PPACA, the knowing failure to report and return an overpayment within 60 days of identifying the overpayment or by the date a corresponding cost report is due, whichever is later, constitutes a violation of the False Claims Act. HMCA and its clients have never been sued under the False Claims Act and believe they are in compliance with the law.

Stark Law

Under the federal Self-Referral Law, also referred to as the “Stark Law”, which is applicable to Medicare and Medicaid patients, and the self-referral laws of various States, certain health practitioners, including physicians, chiropractors and podiatrists, are prohibited from referring their patients for the provision of designated health services, including diagnostic imaging and physical therapy services, to any entity with which they or their immediate family members have a financial relationship, unless the referral fits within one of the specific exceptions in the statutes or regulations. The federal government has taken the position that a violation of the federal Stark Law is also a violation of the Federal False Claims Act. Statutory exceptions under the Stark Law include, among others, direct physician services, in-office ancillary services rendered within a group practice, space and equipment rental and services rendered to enrollees of certain prepaid health plans. Some of these exceptions are also available under the State self-referral laws. HMCA believes that it and its clients are in compliance with these laws.

Anti-kickback Regulation

We are subject to federal and state laws which govern financial and other arrangements between healthcare providers. These include the federal anti-kickback statute which, among other things, prohibits the knowing and willful solicitation, offer, payment or receipt of any remuneration, direct or indirect, in cash or in kind, in return for or to induce the referral of patients for items or services covered by Medicare, Medicaid and certain other governmental health programs. Under PPACA, knowledge of the anti-kickback statute or the specific intent to violate the law is not required. Violation of the anti-kickback statute may result in civil or criminal penalties and exclusion from the Medicare, Medicaid and other federal healthcare programs, and according to PPACA, now provides a basis for liability under the False Claims Act. In addition, it is possible that private parties may file “qui tam” actions based on claims resulting from relationships that violate the anti-kickback statute, seeking significant financial rewards. Many states have enacted similar statutes, which are not limited to items and services paid for under Medicare or a federally funded healthcare program. Neither HMCA nor its clients engage in this practice.

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In fiscal 2024, approximately 2.7% of the revenues of HMCA’s clients were attributable to Medicare and 0.06% were attributable to Medicaid. In fiscal 2023, approximately 2.9% of the revenues of HMCA’s clients were attributable to Medicare and 0.05% were attributable to Medicaid.

Health Insurance Portability and Accountability Act

Congress enacted the Health Insurance Portability and Accountability Act of 1996, or HIPAA, in part, to combat healthcare fraud and to protect the privacy and security of patients’ individually identifiable healthcare information. HIPAA, among other things, amends existing crimes and criminal penalties for Medicare fraud and enacts new federal healthcare fraud crimes, including actions affecting non-governmental healthcare benefit programs by means of false or fraudulent representations in connection with the delivery of healthcare services is subject to a fine or imprisonment, or potentially both. In addition, HIPAA authorizes the imposition of civil money penalties against entities that employ or enter into contracts with excluded Medicare or Medicaid program participants if such entities provide services to federal health program beneficiaries. A finding of liability under HIPAA could have a material adverse effect on our business, financial condition and results of operations.

Further, HIPAA requires healthcare providers and their business associates to maintain the privacy and security of individually identifiable protected health information (“PHI”). HIPAA imposes federal standards for electronic transactions, for the security of electronic health information and for protecting the privacy of PHI. The Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), signed into law on February 17, 2009, dramatically expanded, among other things, (1) the scope of HIPAA to now apply directly to “business associates,” or independent contractors who receive or obtain PHI in connection with providing a service to a covered entity, (2) substantive security and privacy obligations, including new federal security breach notification requirements to affected individuals, DHHS and prominent media outlets, of certain breaches of unsecured PHI, (3) restrictions on marketing communications and a prohibition on covered entities or business associates from receiving remuneration in exchange for PHI, and (4) the civil and criminal penalties that may be imposed for HIPAA violations, increasing the annual cap in penalties from $25,000 to $1.5 million per occurrence. In 2013 additional legal requirements were adopted to provide further protection for PHI.

In addition, many states have enacted comparable privacy and security statues or regulations that, in some cases, are most stringent than HIPAA requirements. In those cases it may be necessary to modify our operations and procedures to comply with the more stringent state laws, which may entail significant and costly changes for us. We believe that we are in compliance with such state laws and regulations. However, if we fail to comply with applicable state laws and regulations, we could be subject to sanctions.

We believe that we are in compliance with the current HIPAA requirements, as amended by HITECH, together with other legislation and regulations, and comparable state laws, but we anticipate that we may encounter certain costs associated with future compliance. Moreover, we cannot guarantee that enforcement agencies or courts will not make interpretations of the HIPAA standards that are inconsistent with ours, or the interpretations of our contracted radiology practices or their affiliated physicians. A finding of liability under the HIPAA standards may result in significant criminal and civil penalties. Noncompliance also may result in exclusion from participation in government programs, including Medicare and Medicaid. These actions could have a material adverse effect on our business, financial condition, and results of operations.

FONAR CORPORATION AND SUBSIDIARIES

Civil Money Penalty Law and Other Federal Statutes

The Civil Money Penalty, or CMP, law covers a variety of practices. It provides a means of administrative enforcement of the anti-kickback statute, and prohibits false claims, claims for medically unnecessary services, violations of Medicare participating provider or assignment agreements and other practices. The statute gives the Office of Inspector General of the HHS the power to seek substantial civil fines, exclusion and other sanctions against providers or others who violate the CMP prohibitions.

In addition, in 1996, Congress created a new federal crime: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid programs.

Certificates of Need

Some states require hospitals and certain other healthcare facilities and providers to obtain a certificate of need, or CON, or similar regulatory approval prior to establishing certain healthcare operations or services, incurring certain capital projects and/or the acquisition of major medical equipment including MRI and PET/CT systems. We are not operating in any such states.

State Regulation

In addition to the federal self-referral law and federal Anti-kickback statute, many States, including those in which HMCA and its clients operate, have their own versions of self-referral and anti-kickback laws. These laws are not limited in their applicability, as are the federal laws, to specific programs. HMCA believes that it and its clients are in compliance with these laws.

Various States prohibit business corporations from practicing medicine. Various States, including New York, also prohibit the sharing of professional fees or fee splitting. Consequently, in New York HMCA leases space and equipment to clients and provides clients with a range of non-medical administrative and managerial services for agreed upon fees. Under Florida law a business entity can bill patients and third-party payors directly if that entity is properly licensed through AHCA. All of the nine facilities in Florida are licensed healthcare clinics through AHCA.

HMCA’s clients and subsidiaries generate revenue from patients covered by no-fault insurance and workers’ compensation programs. For the fiscal year ended June 30, 2024 approximately 58.0% of our clients’ receipts were from patients covered by no-fault insurance and approximately 8.8% of our client’s receipts were from patients covered by workers’ compensation programs. For the fiscal year ended June 30, 2023, approximately 58.4% of HMCA’s clients’ receipts were from patients covered by no-fault insurance and approximately 8.6% of HMCA’s clients’ receipts were from patients covered by workers’ compensation programs. The foregoing numbers do not include payments from third-party administrators. In the event that changes in these laws alter the fee structures or methods of providing service, or impose additional or different requirements, HMCA could be required to modify its business practices and services in ways that could be more costly to HMCA or in ways that decrease the revenues which HMCA receives from its clients.

FONAR CORPORATION AND SUBSIDIARIES

Compliance Program

We maintain a program to monitor compliance with federal and state laws and regulations applicable to the healthcare entities. The compliance program includes the adoption of (i) Standards of Conduct for our employees and affiliates and (ii) a process that specifies how employees, affiliates and others may report regulatory or ethical concerns. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the Department of Health and Human Services.

An important part of our compliance program consists of conducting periodic audits of various aspects of our operations and that of the contracted radiology practices. We also assist our clients with educational programs designed to familiarize them with the regulatory requirements and specific elements of our compliance program.

HMCA believes that it and its clients are in compliance with applicable Federal, State and local laws. HMCA does not believe that such laws will have any adverse material effect on its business.

EMPLOYEES

FONAR and HMCA had approximately 520 employees as of September 12, 2024. This total number included employees engaged in production, customer support, research and development, information technology, employees engaged in marketing and sales, billing and collection, legal and compliance matters, as well as transcriptionists, Florida technologists, field service technicians and individuals in various administrative positions. A significant number of employees were employed at the MRI facilities managed or owned by HMCA, primarily in administrative positions.

ITEM 1A. RISK FACTORS

An investment in our securities is subject to various risks, the most significant of which are summarized below.

1.	Reduced Reimbursement Rates. Most of our revenues are derived from our scanning center business conducted by HMCA. Our scanning center clients and the Florida facilities owned by HMCA are experiencing lower reimbursement rates from Medicare, other government programs and private insurance companies. To the extent possible, we counter these reductions by increasing scanning volume and controlling operating expenses. Inflation in the cost of both materials and labor have limited our ability to control our costs, negatively impacting our ability to maintain profitability in this business segment.

2.	Inflation and Increasing Interest Rates. Inflation has drastically increased our costs for both materials and labor. The Federal Reserve has increased interest rates substantially in an attempt to control inflation, which in turn has increased the cost of capital. Diagnostic imaging facilities require significant amounts of capital to operate, particularly in the context of opening new diagnostic imaging centers. These increased costs make it more difficult to achieve organic growth and extend the time that a new center takes to achieve profitability. Continued costs increases, coupled with reduced reimbursement rates, may threaten the profitability of our current operations and cause the cost of expansion to become prohibitively high.

FONAR CORPORATION AND SUBSIDIARIES

3.	Cybersecurity threats. The healthcare industry has increasingly become a target for threat actors. Our organization relies on information technology systems and computer networks to operate. Our partners, vendors and business associates are equally reliant on their own computer systems to provide the services that we depend on to perform core functions such as scheduling and billing. Data incidents in the form of breaches, ransomware attacks, denial-of-service attacks, and a variety of other hazards could materially disrupt our operations, or the operations of our partners. In addition, the costs to respond to such incidents related to rebuilding internal systems, restoring data, responding to regulatory investigations and/or litigation could be significant. Our cybersecurity liability insurance may be inadequate to cover these losses. The cost of maintaining and improving our security technologies to protect ourselves from these threats is increasing. Risk outside of our control, such as cybersecurity attacks to our partners, vendors and business associates could threaten our ability to operate in the short term and reduce operating margins.

4.	Dependence on Referrals. HMCA derives substantially all of its revenue, directly or indirectly, from fees charged for the diagnostic imaging services performed at the facilities. We depend on referrals of patients from unaffiliated physicians and other third parties to the facilities we manage or own for the services we perform. If these physicians and other third parties were to reduce the number of patients they refer or discontinue referring patients, scan volumes could decrease, which would reduce our net revenue and operating margins.

5.	Pressure to Control Healthcare Costs. One of the principal objectives of health maintenance organizations and preferred provider organizations is to control the cost of healthcare services. Healthcare providers participating in managed care plans may be required to refer diagnostic imaging tests to certain providers depending on the plan in which a covered patient is enrolled. In addition, managed care contracting has become very competitive. The expansion of health maintenance organizations, preferred provider organizations and other managed care organizations in New York or Florida could have a negative impact on the utilization and pricing of services performed at the facilities HMCA manages or owns to the extent these organizations exert control over patients’ access to diagnostic imaging services, selections of the provider of such services and reimbursement rates for those services.

6.	Scanning Facility Competition. The market for diagnostic imaging services is highly competitive. The facilities we manage or own compete for patients on the basis of reputation, location and the quality of diagnostic imaging services. Groups of radiologists, established hospitals, clinics and other independent organizations that own and operate imaging equipment are the principal competitors.

FONAR CORPORATION AND SUBSIDIARIES

7.	Eligibility Changes to Insurance Programs. Due to potential decreased availability of healthcare through private employers, the number of patients who are uninsured or participate in governmental programs may increase. Healthcare reform legislation will increase the participation of individuals in the Medicaid program in states that elect to participate in the expanded Medicaid coverage. A shift in payor mix from managed care and other private payors to government payors or an increase in the number of uninsured patients may result in a reduction in the rates of reimbursement or an increase in uncollectible receivables or uncompensated care, with a corresponding decrease in net revenue. Policies now being offered under various insurance plans are expected to reduce demand for MRI scans as they become less affordable. Changes in the eligibility requirements for governmental programs such as the Medicaid program and state decisions on whether to participate in the expansion of such programs also could increase the number of patients who participate in such programs and the number of uninsured patients. Even for those patients who remain in private insurance plans, changes to those plans could increase patient financial responsibility, resulting in a greater risk of uncollectible receivables. These factors and events could have a material adverse effect on our business, financial condition, and results of operations.

8.	Federal and state privacy and information security laws. We must comply with numerous federal and state laws and regulations governing the collection, dissemination, access, use, security and privacy of PHI, including HIPAA and its implementing privacy and security regulations, as amended by the federal HITECH Act. If we fail to comply with applicable privacy and security laws, regulations and standards, properly maintain the integrity of our data, protect our proprietary rights to our systems, or defend against cybersecurity attacks, our business, reputation, results of operations, financial position and cash flows could be materially and adversely affected.

9.	Current and future changes in Florida Insurance Law. On March 24, 2023, Florida Governor Ron DeSantis signed into law House Bill 837. Dubbed the Tort Reform Act. The bill makes sweeping changes to Florida’s negligence laws. These changes will negatively impact our Florida diagnostic imaging facilities (both those we own and those we manage) with more unpaid bills, and lower reimbursement rates. The full extent of those reductions are unclear at this time. Florida legislators continue to propose significant changes to the current structure of Florida’s auto insurance industry, which may impact our future operations in Florida.

10.	Demand for MRI Scanners. The reduced margins have a negative effect on our sales of MRI scanners. With lower revenue projections, prospective customers demand lower prices for scanners. Although the reduced reimbursements may not affect foreign demand, a lower number of sales in the aggregate could reduce economies of scale and consequently, profit margins.

11.	Manufacturing Competition. Many if not most of our competing scanner manufacturers have significantly greater financial resources, production capacity, and other resources than we do. Such competitors would include General Electric, Siemens, Hitachi and Phillips. Although FONAR is the only company which can manufacture and sell the unique Stand-Up® (Upright®) MRI scanner, potential customers must be convinced that the purchase of a FONAR scanner is their best choice. We believe that with time, that objective will be reached, particularly with customers scanning patients having neck, back, knee and various orthopedic issues who would benefit from being scanned in weight-bearing positions.

FONAR CORPORATION AND SUBSIDIARIES

12.	Other changes in Domestic and Worldwide Economic Conditions. We are subject to risk arising from adverse changes in general domestic and global economic conditions, including recession or economic slowdown and disruption of credit markets. Turbulence and uncertainty in the United States and international markets and economies may adversely affect our liquidity, financial condition, revenues, profitability and business operations generally.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 1C. CYBERSECURITY

Risk Management and Strategy

Our Cybersecurity Risk Management Strategy includes a myriad of tools and resources that are designed to ensure the integrity of our information systems. We place a particular emphasis on protecting the privacy of our patient data pursuant to the HIPAA Security Rule. Our cybersecurity risk management process is integrated with our larger risk management system and is considered a core function of our overall risk management strategy.

Our strategy is based around the identification, mitigation, avoidance and response to material cybersecurity risks. We employ physical and electronic safeguards to control access to our systems. We employ additional electronic safeguards to control/limit access to the data contained in those systems. We review and re-assess these processes on a rolling basis with the assistance of both internal staff and outside vendors, including assessors, consultants, auditors, and other third parties. Some steps we take include the use of standard security protocols such as password maintenance, multi-factor identification, and penetration testing. We take other steps as may be situationally appropriate for the specific risk presented.

We require all of our employees to receive cybersecurity training as part of their initial onboarding process, and employees are required to complete additional training throughout the year.

We evaluate all of our vendors and third-party partners for material cybersecurity risks and take steps to mitigate risk through insurance and contractual risk transfer provisions when appropriate. Our Information Technology department works collaboratively with our third party vendors to coordinate a mutually beneficial approach to cybersecurity in the specific context in which risk is presented. These collaborations sometimes take place on a rolling basis, and sometimes take place on a semi-annual or annual basis.

At the present time, risks from cybersecurity threats have not materially affected the Company. However, cybersecurity threats have the potential to significantly impair our operations and the operations of the various third parties upon whom we rely.

FONAR CORPORATION AND SUBSIDIARIES

Governance

The audit committee of our Board of Directors provides oversight of cybersecurity risks. It receives regular reports from management, including our General Counsel, on various cybersecurity matters during each board meeting. Such reports include information on current cybersecurity risks facing the organization, cybersecurity incidents involving our partners and/or other participants in our industry, and routine updates on the status of our internal cybersecurity risk management plan.

Our General Counsel oversees and manages our cybersecurity program. Our General Counsel acts as the coordinator of our cybersecurity team, which includes representatives from our Information Technology department and Compliance department. In addition, he regularly interacts with various department heads from both our New York and Florida regions regarding the prevention, detection, mitigation and remediation of cybersecurity risks. Our General Counsel has an educational background in computer science and has relevant work experience in cybersecurity insurance and risk management, in addition to his relevant legal experience.

ITEM 2. PROPERTIES

FONAR and HMCA currently lease approximately 78,000 square feet of office and plant space at its principal offices in Melville, New York. The term of the lease runs through November, 2033. Management believes that the premises will be adequate for its current needs. HMCA also maintains office space for the Facilities owned by its subsidiaries in Florida and for its clients at the clients’ sites in New York and Florida under leases having various terms. HMCA owns the building for the client’s premises in Tallahassee, Florida. The Company received approval from the Suffolk County Industrial Development Agency on February 29, 2016 of a 50% property tax abatement, valued at $440,000, over a 10 year period commencing January, 2017.

ITEM 3. LEGAL PROCEEDINGS.

There are no material legal proceedings threatened or pending against the Company.

ITEM 4. MINE SAFETY DISCLOSURES.

Not Applicable

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on NASDAQ Capital Markets under the symbol FONR.

On September 12, 2024, we had approximately 978 stockholders of record of our Common Stock, 12 stockholders of record of our Class B Common Stock, 3 stockholders of record of our Class C Common Stock and 1,008 stockholders of record of our Class A Non-voting Preferred Stock.

FONAR CORPORATION AND SUBSIDIARIES

At the present time, the only class of our securities for which there is a market is the Common Stock.

We currently have a policy of retaining earnings to finance the development and expansion of our business. We expect to continue this policy for the foreseeable future.

Performance Graph

The following graph compares the Company’s cumulative total stockholder return on its Common Stock against industry and broad-market indexes which have been compiled by the Nasdaq Global Index Group. The periods commence on June 28, 2020 for five years and end on June 30, 2024.. The graph assumes $100 is invested in FONAR Common Stock (NASDAQ: FONR), the Nasdaq Composite Total Return (Nasdaq Composite), Nasdaq Health Care Management Services (Nasdaq Health), and Nasdaq Medical Equipment (Nasdaq Equipment). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the common stock.

Date	June 30, 2020	June 30, 2021	June 30, 2022	June 30, 2023	June 30, 2024
FONR Common Stock	$100	$83	$71	$80	$75
Nasdaq Composite	$100	$145	$111	$140	$182
Health Care Management Services	$100	$139	$169	$162	$177
Medical Equipment	$100	$145	$121	$137	$143

FONAR CORPORATION AND SUBSIDIARIES

Share Repurchase Program

In September 2022, our Board of Directors authorized a program to repurchase up to $9 million of our common stock. Under this program, we may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, and other market conditions. We are not obligated to repurchase a specific number of shares under this program and it may be modified, suspended or discontinued at any time.

The following table summarizes the number of shares repurchased during the three months ended June 30, 2024:

Fiscal Month	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Programs	Maximum Dollar Value that May Still Be Purchased Under the Program (In Thousands)
April 1, 2024 – April 30, 2024	0	$—	0	5,355
May 1, 2024 – May 31, 2024	17,851	$15.02	17,851	5,087
June 1, 2024 – June 30, 2024	22,847	$15.45	22,847	4,734

Total	40,698	$15.26	40,698

ITEM 6. [Reserved]

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

INTRODUCTION.

FONAR was formed in 1978 to engage in the business of designing, manufacturing and selling MRI scanners. HMCA, a subsidiary of FONAR, provides management services to diagnostic imaging facilities.

FONAR’s principal MRI product is its Upright® MRI (also called Stand-Up® MRI) scanner. The Upright® MRI allows patients to be scanned for the first time under weight-bearing conditions. The Stand-Up® MRI is the only MRI capable of producing images in the weight-bearing state.

At 0.6 Tesla field strength, the Upright® MRI is among the highest field open MRI scanners in the industry, offering non-claustrophobic MRI together with high-field image quality. FONAR’s open MRI scanners were the first high field strength open MRI scanners in the industry.

FONAR CORPORATION AND SUBSIDIARIES

HMCA generates revenues from providing comprehensive management services, including development, administration, accounting, billing and collection services, together with office space, medical equipment, supplies and non-medical personnel to its clients. Revenues are in the form of fees which are earned under contracts with HMCA’s clients except for its six Florida subsidiaries which engage in the practice of medicine, and bill and collect fees from patients, insurers and other third-party payors directly.

CRITICAL ACCOUNTING ESTIMATES

Our discussion and analysis of financial condition and results of operations are based on our consolidated financial statements that were prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Management makes estimates and assumptions when preparing financial statements. These estimates and assumptions affect various matters, including:

Our reported amounts of assets and liabilities in our consolidated balance sheets at the dates of the financial statements;

Our disclosure of contingent assets and liabilities at the dates of the financial statements; and

Our reported amounts of net revenue and expenses in our consolidated statements of operations during the reporting periods

These estimates involve judgments with respect to numerous factors that are difficult to predict and are beyond management’s control. As a result, actual amounts could differ materially from these estimates.

We believe our critical accounting estimates in the following areas affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition and Receivable Allowances

The Company’s receivables from the related and non-related professional corporations, as well as those receivables due under fee-for-service contracts at the Florida subsidiaries, are largely dependent on collection of fees from various third-party payers. As described in greater detail in Note 2, we recognize revenue in accordance with ASC 606, as the services are provided.

Medical receivables are due under fee-for-service contracts with third-party payors, such as hospitals, government sponsored healthcare programs, patients legal counsel and directly from patients. The carrying amount of the medical receivable is reduced by contractual allowances and discounts based on the historical experience with each payor class on a per location basis.

Management fee receivable is related to the management fees outstanding from the related and no-related professional corporations (“PCs”) under management agreements. The Company establishes a current expected credit loss (“CECL”) to address the risk that a portion of the contractually obligated management fees receivable from the PCs may not be paid. The PCs may be limited in their ability to pay the full management fees receivable if they do not collect sufficient expected fees from third-party payers and patients. The Company’s management fees are collateralized, individually and collectively, by the assets of the PCs. The CECL is determined based upon the difference between the management fee receivable and the current amount of outstanding fees estimated to be collected by the PCs. The Company’s considerations into the estimate of the PCs fee collection included historical loss rates to pools of receivables with similar risks and characteristics, current and forward looking economic conditions, and the financial condition of each PC.

FONAR CORPORATION AND SUBSIDIARIES

We recognize revenue and related costs of revenue from sales contracts for our MRI scanners and major upgrades, under the percentage-of-completion method. Under this method, we recognize revenue and related costs of revenue, as each sub-assembly is completed. Amounts received in advance of our commencement of production are recorded as customer advances.

Income Taxes and Related Tax Asset Valuation Allowances

We qualitatively and quantitatively evaluate the realizability (including both positive and negative evidence) of the net deferred tax assets and assess the valuation allowance periodically. Our evaluation considers the financial condition of the Company and both the business conditions and regulatory environment of the industry. If future taxable income or other factors are not consistent with our expectations, an adjustment to our allowance for net deferred tax assets may be required. For net deferred tax assets we consider estimates of future taxable income, including tax planning strategies, in determining whether our net deferred tax assets are more likely than not to be realized. Our ability to project future taxable income may be significantly affected by our ability to determine the impact of regulatory changes which could adversely affect our future profits. As a result, the benefits of our net operating loss carry forwards could expire before they are utilized.

At June 30, 2023, the net deferred tax asset was valued at $10,041,960. At June 30, 2024, the net deferred tax asset was valued at $7,223,255.

Long-Lived and Intangible Assets

We depreciate our long-lived assets over their estimated economic useful lives, with the exception of leasehold improvements. With respect to leasehold improvements, we use the shorter of the assets useful lives or the lease term of the facility for which these assets are associated.

We amortize our intangible assets, including patents, and capitalized software development costs, over the shorter of the contractual/legal life or the estimated economic life. Our amortization life for patents and capitalized software development costs is 15 to 17 years and 5 years, respectively.

Goodwill is recorded as a result of business combinations. Management evaluates goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. The fair value of a reporting unit is estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. Based on our test for goodwill impairment, we noted no impairment related to goodwill. However, if estimates or the related assumptions change in the future, we may be required to record impairment charges to reduce the carrying amount of goodwill.

We periodically assess the recoverability of long-lived assets, including property and equipment, intangibles and management agreements, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

FONAR CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS. FISCAL 2024 COMPARED TO FISCAL 2023

In fiscal 2024, we recognized net income of $14.1 million on revenues of $102.9 million, as compared to net income of $12.1 million on revenues of $98.6 million for fiscal 2023. This represents an increase in revenues of 4.3%. Total costs and expenses increased by 3.0%. Our consolidated operating results increased by 11.8% to an operating income of $16.5 million for fiscal 2024 as compared to operating income of $14.8 million for fiscal 2023.

Discussion of Operating Results of Medical Equipment Segment

Fiscal 2024 Compared to Fiscal 2023

Revenues attributable to our medical equipment segment remained constant at $8.3 million in fiscal 2024 and in fiscal 2023, with product sales revenues increasing by 0.8% from $732,000 in fiscal 2023 to $738,000 in fiscal 2024. Service revenue increased by 0.8% from $7.5 million in fiscal 2023 to $7.6 million in fiscal 2024.

Lower reimbursement rates have reduced the demand for our MRI products, resulting in lower sales volumes. As a result of fewer sales, service revenues have decreased since as older scanners are taken out of service, there are fewer new scanners available to sign service contracts.

The operating loss for the medical equipment segment increased from an operating loss of $5.9 million in fiscal 2023 to an operating loss of $7.0 million in fiscal 2024. The losses are attributable most significantly to the fact that costs increased by a greater amount than revenues.

The increase in costs was the result of several factors. We made a significant investment into developing the capacity to service MRI equipment manufactured by third manufacturers through our Opus Diagnostic Services, LLC subsidiary. We made additional investments into sales and marketing of image enhancement software SwiftMRTM pursuant to our distribution agreement with AIRS Medical USA, Inc. We hope these ventures will develop into a viable source of new revenue in the future. We also discontinued the prosecution of two patents that ultimately did not issue, after substantial investment into their pursuit.

Research and development expenses increased to $1.7 million in fiscal 2024 from $1.6 million in fiscal 2023. Our expenses for fiscal 2024 represented continued research and development of various upgrades for the Upright® MRI scanner.

Discussion of Operating Results of Physician and Diagnostic Services Management Segment

Fiscal 2024 Compared to Fiscal 2023

Revenues attributable to the Company’s physician and diagnostic services management segment, HMCA, increased to $94.6 million in fiscal 2024 as compared to $90.4 million in fiscal 2023. The increase in revenues was due to an increase of $4.0 million of patient fees (net of contractual allowances and discounts) from patient and third-party payers recognized by six of the facilities in Florida. Management and other fees increased by $0.1 million.

FONAR CORPORATION AND SUBSIDIARIES

Cost of revenues as a percentage of the related revenues for our physician and diagnostic services management segment increased from $49.0 million or 54.1% of related revenues for the year ended June 30, 2023 to $53.0 million, or 56.0% of related revenues for the year ended June 30, 2024.

Operating results of this segment increased from operating income of $20.7 million in fiscal 2023 to operating income of $23.5 million in fiscal 2024. The increase is due mainly to increased patient fee revenue due to higher scan volumes. We believe that our efforts to expand and improve the operation of our physician and diagnostic services management segment are directly responsible for the profitability of this segment and our company as a whole.

For the fiscal year ended June 30, 2024, 11.6% of total revenues were derived from contracts with facilities that are currently owned by Timothy Damadian, the Chief Executive Officer of FONAR, and were previously owned and operated by Dr. Raymond V. Damadian until his passing. 12.1% of total revenues were derived from these contracts for the 2023 fiscal year. The agreements with these MRI facilities are for one-year terms which renew automatically on an annual basis, unless terminated. The fees for these sites, which are located in Florida, are flat monthly fees.

Discussion of Certain Consolidated Results of Operations

Fiscal 2024 Compared to Fiscal 2023

Interest and investment income increased in 2024 compared to 2023. We recognized interest income of $2.1 million in 2024 as compared to $1.2 million in fiscal 2023, representing an increase of 74.0%. This is due to the increase in the prime interest rate and the Company placing cash in interest bearing accounts and purchasing short term treasury bills.

Interest expense of $76,997 was recognized in fiscal 2024, as compared to interest expense of $50,131 in fiscal 2023.

The 29.2% non-controlling interest allocations of $3,530,000 and $2,751,000 for fiscal 2024 and fiscal 2023, respectively, have been calculated by Income from operations, and adding depreciation and amortization net of miscellaneous losses and other income from the Physician and Diagnostic Service Management segment (See Note 16).

While revenue increased by 4.3% selling, general and administrative expenses decreased by 8.6% to $26.9 million in fiscal 2024 from $29.4 million in fiscal 2023. This difference in selling, general and administrative expenses was due to less reserves on management fees and other receivables due to increased scan volume as compared to fiscal 2023.

Revenue from service and repair fees increased from $7.5 million in fiscal 2023 to $7.6 million in fiscal 2024.

FONAR CORPORATION AND SUBSIDIARIES

Continuing our tradition as the originator of MRI, we remain committed to maintaining our position as the leading innovator of the industry through investing in research and development. In fiscal 2024 we continued our investment in the development of various upgrades for the UPRIGHT® MRI, with an investment of $1,735,949 in research and development, none of which was capitalized, as compared to $1,567,749, none of which was capitalized, in fiscal 2023. The research and development expenditures were approximately 20.8% of revenues attributable to our medical equipment segment and 1.7% of total revenues in 2024, and 18.9% of medical equipment segment revenues and 1.5% of total revenues in fiscal 2023. This represented a 10.7% increase in research and development expenditures in fiscal 2024 as compared to fiscal 2023.

For the physician and diagnostic services management segment, HMCA, revenues increased to $94.6 million in fiscal 2024 as compared to $90.4 million in fiscal 2023. This is primarily attributable to an increase in patient scans resulting from our marketing efforts.

For the fiscal year 2024 the Company recorded an income tax expense of $5.2 million compared with an income tax expense of $3.6 million for 2023. The income tax benefits are attributable to the expected tax benefits associated with the projected realization and utilization of our net state operating losses in future periods. The Company has recorded a deferred tax asset of $7.2 million as of June 30, 2024, primarily relating to the tax benefits from the net state operating loss carry forwards, allowance for credit losses and tax credits available to offset future taxable income. The utilization of these tax benefits is dependent on the Company generating future taxable income and other factors. A partial valuation allowance will be maintained until evidence exists to support that it is no longer needed, (principally related to research and development credits and unrealizable state operating losses). Although the Company is expecting to generate taxable income in future periods, we cannot accurately measure the full impact of the adoption of healthcare regulations, including the impact of continuing changes in MRI scanning reimbursement rates, which could materially impact operations. A partial valuation allowance will be maintained until evidence exists to support that it is no longer needed. As of June 30, 2024, the valuation allowance was $193,000.

We have been taking steps to improve HMCA revenues by our marketing efforts, which focus on the unique capability of our Upright® MRI scanners to scan patients in different positions. We have also been increasing the number of health insurance plans in which our clients participate. Operationally, we have invested in technology that we believe will reduce scan times and improve operational efficiency in the centers that we manage.

Our management fees are dependent on collection by our clients of fees from reimbursements from Medicare, Medicaid, private insurance, no fault and workers’ compensation carriers, self–pay and other third-party payers. The health care industry is experiencing the effects of the federal and state governments’ trend toward cost containment, as governments and other third-party payers seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with providers. The cost-containment measures, consolidated with the increasing influence of managed-care payers and competition for patients, have resulted in reduced rates of reimbursement for services provided by our clients from time to time. Our future revenues and results of operations may be adversely impacted by future reductions in reimbursement rates.

FONAR CORPORATION AND SUBSIDIARIES

Certain third-party payers have proposed and implemented changes in the methods and rates of reimbursement that have had the effect of substantially decreasing reimbursement for diagnostic imaging services that HMCA’s clients provide. To the extent reimbursement from third-party payers is reduced, it will likely have an adverse impact on the rates they pay us, as they would need to reduce the management fees they pay HMCA to offset such decreased reimbursement rates. Furthermore, many commercial health care insurance arrangements are changing, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and higher co-payments, which may result in patients delaying or foregoing medical procedures. More frequently, however, patients are scanned and we experience difficulty in collecting deductibles and co-payments. We expect recent changes to the Florida insurance laws to result in less patients being reimbursed through no-fault auto insurance, resulting in both lower reimbursement rates and a higher rate of uncollectible billings. Further, we believe that the passage of New York Public Health Law Article 49A will have a significant negative impact on our collection rates. We expect that any further changes to the rates or methods of reimbursement for services, which reduce the reimbursement per scan of our clients may partially offset the increases in scan volume we are working to achieve for our clients, and indirectly will result in a decline in our revenues.

In addition, the use of radiology benefit managers, or RBM’s has increased in recent years. It is common practice for health insurance carriers to contract with RBMs to manage utilization of diagnostic imaging procedures for their insureds. In many cases, this leads to lower utilization of imaging procedures based on a determination of medical necessity. The efficacy of RBMs is still a highly controversial topic. We cannot predict whether the use of RBMs will negatively impact our business, but it is possible that our financial position and results of operations could be negatively affected.

LIQUIDITY AND CAPITAL RESOURCES

Cash, and cash equivalents increased by 9.9% from $51.3 million at June 30, 2023 to $56.3 million at June 30, 2024.

Cash provided by operating activities for fiscal 2024 approximated $14.1 million. Cash provided by operating activities was attributable to the net income of $14.1 million, depreciation and amortization of $4.6 million, provision for credit losses of $1.9 million, deferred income tax expense benefit of $2.8 million which was offset by the increase in accounts, and medical and management fee receivables of $11.7 million.

Cash used in investing activities for fiscal 2024 approximated $851,000. The cash used in investing activities was attributable to purchases of property and equipment of $790,000, purchase of short term investments of $103,000, costs of patents of $33,000, offset by proceeds from sale of equipment of $75,000.

Cash used in financing activities for fiscal 2024 approximated $8.2 million. The principal uses of cash used in financing activities included the repayment of borrowings and capital lease obligations of $45,000, purchase of treasury stock of $2.5 million and distributions to non-controlling interests of $5.6 million.

Total liabilities increased by 15.5% during fiscal 2024, from approximately $49.8 million at June 30, 2023 to approximately $57.5 million at June 30, 2024.

FONAR CORPORATION AND SUBSIDIARIES

At June 30, 2024, we had working capital of approximately $122.5 million as compared to working capital of $110.00 million at June 30, 2023, and stockholders’ equity of $156.8 million at June 30, 2024 as compared to stockholders’ equity of $150.8 million at June 30, 2023. For the year ended June 30, 2024, we realized a net income of $14.1 million.

Our principal sources of liquidity are derived from revenues.

Our business plan includes a program for manufacturing and selling our Upright® MRI scanners. In addition, we are enhancing our revenue by participating in the physician and diagnostic services management business through our subsidiary, HMCA. As of June 30, 2024, HMCA manages a total of 42 MRI scanners of which 25 MRI scanners are located in New York and 17 are located in Florida. We have also intensified our marketing activities through the hiring of additional marketers for HMCA’s clients.

Our business plan also calls for a continuing emphasis on providing our customers with enhanced equipment service and maintenance capabilities and delivering state-of-the-art, innovative and high quality equipment upgrades at competitive prices. Fees for on-going service and maintenance from our installed base of scanners were $7.5 million for the year ended June 30, 2023 and $7.6 million for the year ended June 30, 2024.

In order to promote profitability and to reduce demands on our cash and other liquid reserves, we maintain an aggressive program of cost containment. Previously, these measures included consolidating HMCA’s office space with FONAR’s office space and reducing the size of our workforce, compensation and benefits. We continue to attempt to contain expenses across the board, despite significant increases in the cost of labor and materials as the result of inflation. The cost control efforts are intended to enable us to withstand periods of low volumes of MRI scanner sales, by keeping expenditures at levels which can be supported by service revenues and HMCA revenues. To this end, we have formed a subsidiary, Opus Diagnostic Management, LLC, to provide in-house repair and maintenance of third party manufactured MRI equipment that we operate. We hope this entity will contain and eventually reduce the maintenance and repair costs of our equipment fleet, and eventually expand into providing service to outside entities.

Current economic credit conditions have contributed to a slower than optimal business environment. As a result our business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known.

Revenues from HMCA have been the principal reason for our profitability, and we have so far been able to maintain and increase such revenues by increasing the number of scans being performed by the sites we manage and those we own, notwithstanding reductions in reimbursement rates from third-party payers. The likelihood and effect of any subsequent reimbursement reductions is not fully known.

Capital expenditures for fiscal 2024 approximated $926,000. Capitalized patent costs were approximately $33,000. Purchases of property and equipment were approximately $790,000. Purchase of short term investments was $103,000.

FONAR has committed to making any material capital expenditures in the 2025 fiscal year by installing an additional scanner in two of its current locations. One is being installed in Florida and is expected to be completed by October 2024 and the other is being installed in New York and is expected to be completed in the third quarter of fiscal 2025.

FONAR CORPORATION AND SUBSIDIARIES

The Company believes that its business plan has been responsible for the past five consecutive fiscal years of profitability (fiscal 2024, fiscal 2023, fiscal 2022, fiscal 2021 and fiscal 2020) and that its capital resources will be adequate to support operations at current levels through September 30, 2025.

On September 13, 2022, the Company adopted a stock repurchase plan. On September 26, 2022, the Board of Directors has approved up to $9 million to be repurchased under the plan which will be purchased on the open market at prevailing prices. During fiscal 2024, we repurchased 156,206 shares for $2.5 million.

During January 2024 the Company renewed their revolving credit agreement. The terms include borrowing limits of up to $10,000,000 and the agreement was extended to November 14, 2024. The interest rate on unpaid principal remains at 4% along with certain financial covenants still applicable.

ITEM 7A. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not have any investments in marketable securities, foreign currencies, mutual funds, certificates of deposit or other fixed rate instruments. All of our funds are in cash accounts or money market accounts which are liquid.

All of our revenue, expense and capital purchasing activities are transacted in United States dollars.

See Note 10 to the consolidated Financial Statements for information on long-term debt.

ITEM 8. – FINANCIAL STATEMENTS AND FOOTNOTES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 688)	39

CONSOLIDATED BALANCE SHEETS	42
As of June 30, 2024 and 2023

CONSOLIDATED STATEMENTS OF INCOME	45
For the Years Ended June 30, 2024 and 2023

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	47
For the Years Ended June 30, 2024 and 2023

CONSOLIDATED STATEMENTS OF CASH FLOWS	49
For the Years Ended June 30, 2024 and 2023

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

FONAR Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FONAR Corporation and Subsidiaries (the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years in the period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Continued)

Medical Receivable– Refer to Note 2 to the financial statements

Critical Audit Matter Description

Medical receivables are due under fee-for-service contracts from third-party payors, such as hospitals, government sponsored healthcare programs, patients legal counsel, and directly from patients. Medical receivables are recorded at net realizable value based on the estimated amounts the Company expects to receive from patients and third-party payers. The medical receivable is reduced by estimated contractual adjustments based on historical experience with each payor class at each location.  The principal consideration for our determination that performing procedures of the medical receivable is a critical audit matter is due to the nature and extent of audit effort required to perform procedures over management’s estimates of the contractual allowances.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the net realizable value of medical receivables included the following:

-	We obtained an understanding, evaluated the design and implementation, of certain controls that address the risks of material misstatement relating to the measurement of patient fee revenue and medical receivables.
-	We tested information technology general controls around the Company’s billing system and associated database.
-	We evaluated and tested management’s methodology and related assumptions in the determination of amounts estimated to be collected from patients and third-party payors.
-	We tested the underlying data related to the recognition of patient level charges and the subsequent activities, including cash collections and non-cash adjustments.
-	We tested the estimated contractual adjustments set forth by the third-party payers.
-	We tested the mathematical accuracy of the estimates applied to the medical receivables.

Management Fees Receivable  – Refer to Note 2 to the financial statements.

Management fees receivable is related to management fees outstanding from the related and non-related professional corporations (“PCs”) under management agreements. The Company has established a current expected credit loss (“CECL”) to address the risk that a portion of the contractually obligated management fees receivable from the PCs may not be paid. The PCs may be limited in their ability to pay the full management fee receivable if they do not collect sufficient expected fees from third-party payers and patients. The Company’s management fees are collateralized, individually and collectively, by the assets of the PCs.  The CECL is determined based on the difference between the management fee receivable and the current amount of outstanding fees estimated to be collected by the PCs. The Company’s considerations into the estimate of the PCs’ fee collection include historical loss rates to pools of receivables with similar risks characteristics, current and forward-looking economic conditions, and the financial condition of each PC. The principal consideration for our determination that the management fees receivable is a critical audit matter is due to the nature and extent of audit effort required to perform procedures over the Company’s CECL estimate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Continued)

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the CECL estimate of management fees receivable included the following:

-	We obtained an understanding, and evaluated the design and implementation of, certain controls that address the risk of material misstatement related to the measurement of the CECL estimate.
-	We verified that all management fees for the year agreed with the executed management fee contracts with each PC.
-	We tested information technology general controls surrounding the billing system utilized by the PCs.
-	We evaluated and tested management’s methodology and related assumptions in the determination of the PC’s amounts estimated to be collected from patients and third-party payors.
-	We obtained and verified the terms of the cross-collateralization agreements.
-	We tested the mathematical accuracy of the calculations used to determine the CECL estimate.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 1990, such date takes into account the merger of Tabb, Conigliaro, McGann, P.C. (“Tabb”) into another firm in approximately 2001 and the former partners of Tabb joining Marcum LLP in 2002.

New York, NY
September 27, 2024

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,
	2024	2023
Current Assets:
Cash and cash equivalents	$56,341,193	$51,279,707
Short-term investments	136,102	32,799
Accounts receivable – net of allowances for credit losses of $166,049 and $198,593 at June 30, 2024 and 2023, respectively	4,035,336	3,861,512
Medical receivables – net	23,991,533	21,259,262
Management and other fees receivable – net of allowances for credit losses of $12,369,921 and $12,608,567 as of June 30, 2024 and 2023, respectively	41,953,657	35,888,253
Management and other fees receivable – related party medical practices – net of allowances for credit losses of $6,110,399 and $3,989,692 as of June 30, 2024 and 2023, respectively	9,865,061	9,161,870
Inventories	2,715,441	2,569,666
Prepaid expenses and other current assets	1,285,962	1,607,768
Total Current Assets	140,324,285	125,660,837

Accounts receivable – long term	829,473	710,085
Note receivable – related party	581,183	—
Deferred income tax asset	7,223,255	10,041,960
Property and equipment – net	18,708,920	22,146,373
Right-of-use-assets – operating leases	38,427,757	33,068,755
Right-of-use-asset – financing lease	530,348	729,229
Goodwill	4,269,277	4,269,277
Other intangible assets – net	2,870,324	3,431,865
Other assets	481,147	523,506
Total Assets	$214,245,969	$200,581,887

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES

	June 30,
	2024	2023
Current Liabilities:
Current portion of long-term debt	$47,002	$43,767
Accounts payable	1,855,879	1,579,240
Other current liabilities	7,941,039	5,443,724
Operating lease liabilities – current portion	3,473,674	3,905,484
Financing lease liability – current portion	225,786	217,597
Unearned revenue on service contracts	3,870,229	3,832,184
Customer deposits	443,471	602,377
Total Current Liabilities	17,857,080	15,624,373
Long-Term Liabilities:
Unearned revenue on service contracts	1,174,844	760,242
Deferred income tax liability	371,560	394,758
Due to related party medical practices	92,663	92,663
Operating lease liabilities – net of current portion	37,467,746	32,105,405
Financing lease liability – net of current portion	394,723	620,481
Long-term debt and capital leases, less current portion	66,938	115,075
Other liabilities	32,026	41,750
Total Long-Term Liabilities	39,600,500	34,130,374
Total Liabilities	$57,457,580	$49,754,747
Commitments and Contingencies

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

STOCKHOLDERS’ EQUITY

	June 30,
	2024	2023
Stockholders’ Equity:
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at June 30, 2024 and 2023, 313,438 issued and outstanding at June 30, 2024 and 2023	$31	$31
Preferred stock $.001 par value; 567,000 shares authorized at June 30, 2024 and 2023, issued and outstanding – none	—	—
Common stock $.0001 par value; 8,500,000 shares authorized at June 30, 2024 and 2023, 6,373,375 and 6,462,345 issued at June 30, 2024 and 2023, respectively 6,328,294 and 6,450,882 outstanding at June 30, 2024 and 2023, respectively	635	647
Class B convertible common stock (10 votes per share) $.0001 par value; 227,000 shares authorized at June 30, 2024 and 2023, 146 issued and outstanding at June 30, 2024 and 2023	—	—
Class C common stock (25 votes per share) $.0001 par value; 567,000 shares authorized at June 30, 2024 and 2023, 382,513 issued and outstanding at June 30, 2024 and 2023	38	38
Paid-in capital in excess of par value	180,607,510	182,612,518
Accumulated deficit	(13,623,585)	(24,190,981)
Treasury stock, at cost – 45,081 and 11,463 shares of common stock at June 30, 2024 and 2023, respectively	(1,016,632)	(515,820)
Total Fonar Corporation’s Stockholders’ Equity	165,967,997	157,906,433
Noncontrolling interests	(9,179,608)	(7,079,293)
Total Stockholders’ Equity	156,788,389	150,827,140
Total Liabilities and Stockholders’ Equity	$214,245,969	$200,581,887

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended June 30,
	2024	2023
Revenues
Patient fee revenue, net of contractual allowances and discounts	$33,815,796	$29,793,993
Product sales	737,727	731,607
Service and repair fees	7,452,212	7,419,104
Service and repair fees – related parties	139,167	110,000
Management and other fees	48,789,287	48,640,497
Management and other fees – related party medical practices	11,949,900	11,949,900
Total Revenues – Net	102,884,089	98,645,101
Costs and Expenses
Costs related to product sales	1,052,159	852,025
Costs related to service and repair fees	3,577,570	3,033,967
Costs related to service and repair fees – related parties	144,413	44,983
Costs related to patient fee revenue	18,199,579	16,183,166
Costs related to management and other fees	28,626,595	26,975,563
Costs related to management and other fees – related party medical practices	6,143,728	5,807,454
Research and development	1,735,949	1,567,749
Selling, general and administrative expenses	26,868,732	29,390,932
Total Costs and Expenses	86,348,725	83,855,839
Income from Operations	16,535,364	14,789,262
Other Income and (Expenses):

Interest expense	(76,997)	(50,131)
Investment income – related party	25,959	—
Investment income	2,126,439	1,222,176
Other income – related party	576,857	—
Other income (expense)	78,763	(202,720)
Income before provision for income taxes and noncontrolling interests	19,266,385	15,758,587
Provision for Income Taxes	(5,168,968)	(3,632,071)
Net Income	$14,097,417	$12,126,516
Net Income – Noncontrolling Interests	(3,530,021)	(2,750,740)
Net Income – Attributable to FONAR	$10,567,396	$9,375,776

 See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Continued)

	For the Years Ended June 30,
	2024	2023
Net Income Available to Common Stockholders	$9,908,920	$8,801,974
Net Income Available to Class A Non-Voting Preferred Stockholders	$490,776	$427,666
Net Income Available to Class C Common Stockholders	$167,700	$146,136
Basic Net Income Per Common Share Available to Common Stockholders	$1.56	$1.35
Diluted Net Income Per Common Share Available to Common Stockholders	$1.53	$1.32
Basic and Diluted Income Per Share – Class C Common	$0.44	$0.38
Weighted Average Basic Shares Outstanding – Common Stockholders	6,350,862	6,539,376
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,478,366	6,666,880
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	382,513	382,513

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

	Class A Non-Voting Preferred	Common Shares	Stock Amount	Class C Common Stock
Balance, July 1, 2022	$31	6,554,210	$657	$38
Net income	—	—	—	—
Purchase of treasury shares	—	—	—	—
Cancellation of shares	—	(103,328)	(10)	—

Distributions to noncontrolling interests	—	—	—	—
Balance, June 30, 2023	$31	6,450,882	$647	$38
Net income	—	—	—	—
Purchase of treasury shares	—	—	—	—
Cancellation of shares	—	(122,588)	(12)	—
Distributions to noncontrolling interests	—	—	—	—
Balance, June 30, 2024	$31	6,328,294	$635	$38

	Paid-in Capital in Excess of Par Value	Accumulated Deficit
Balance, July 1, 2022	$184,531,535	$(33,566,757)
Net income	—	9,375,776
Purchase of treasury shares	—	—
Cancellation of shares	(1,919,017)	—
Distributions to noncontrolling interests	—	—

Balance, June 30, 2023	$182,612,518	$(24,190,981)
Net income	—	10,567,396
Purchase of treasury shares	—	—
Cancellation of shares	(2,005,008)	—
Distributions to noncontrolling interests	—	—
Balance, June 30, 2024	$180,607,510	$(13,623,585)

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

	Treasury Stock	Noncontrolling Interests	Total
Balance, July 1, 2022	$(675,390)	$(4,053,833)	$146,236,281
Net income	—	2,750,740	12,126,516

Purchase of treasury shares	(1,759,457)	—	(1,759,457)
Cancellation of shares	1,919,027	—	—
Distributions to noncontrolling interests	—	(5,776,200)	(5,776,200)
Balance, June 30, 2023	$(515,820)	$(7,079,293)	$150,827,140
Net income	—	3,530,021	14,097,417
Purchase of treasury shares	(2,505,832)	—	(2,505,832)
Cancellation of shares	2,005,020	—	—
Distributions to noncontrolling interests	—	(5,630,336)	(5,630,336)
Balance, June 30, 2024	$(1,016,632)	$(9,179,608)	$156,788,389

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2024	2023
Net Income	$14,097,417	$12,126,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,596,421	4,540,135
Provision for credit losses	1,882,061	5,513,476
Deferred income tax - net	2,795,507	2,979,550
Amortization on right-of-use assets	4,311,762	4,264,818
Gain on sale of equipment – related party	(581,183)	—
(Gain)Loss on disposition of fixed assets	(75,411)	213,244
Abandoned patents	225,419	—
Changes in assets and liabilities
Accounts, medical and management fee receivables	(11,676,139)	(8,055,843)
Notes receivable	55,200	(64,532)
Inventories	(145,775)	(209,845)
Prepaid expenses and other current assets	266,606	(438,911)
Other assets	42,359	2,763
Accounts payable	276,639	19,685
Other current liabilities	2,949,962	(2,527,100)
Customer advances	(158,906)	241,132
Operating lease liabilities	(4,541,352)	(3,862,814)
Financing lease liabilities	(217,569)	(210,353)
Other liabilities	(9,724)	(64,791)
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,093,294	14,467,130

 See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Years Ended June 30,
	2024	2023
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(789,961)	(4,218,084)
Purchase of Short-term investment	(103,303)	(473)
Proceeds from sale of equipment	75,411	—
Cost of patents	(32,885)	(119,571)
NET CASH USED IN INVESTING ACTIVITIES	(850,738)	(4,338,128)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings and capital lease obligations	(44,902)	(36,615)
Purchase of treasury stock	(2,505,832)	(1,759,457)
Distributions to noncontrolling interests	(5,630,336)	(5,776,200)
NET CASH USED IN FINANCING ACTIVITIES	(8,181,070)	(7,572,272)
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,061,486	2,556,730

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	51,279,707	48,722,977

CASH AND CASH EQUIVALENTS - END OF YEAR	$56,341,193	$51,279,707

See accompanying notes to consolidated financial statements.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 1 - DESCRIPTION OF BUSINESS AND LIQUIDITY AND CAPITAL RESOURCES

Description of Business

FONAR Corporation (the “Company” or “FONAR”) is a Delaware corporation, which was incorporated on July 17, 1978. FONAR is engaged in the research, development, production and marketing of medical scanning equipment, which uses principles of Magnetic Resonance Imaging (“MRI”) for the detection and diagnosis of human diseases. In addition to deriving revenues from the direct sale of MRI equipment, revenue is also generated from our installed-base of customers through our service and upgrade programs.

FONAR, through its wholly-owned subsidiary Health Management Corporation of America (“HMCA”) provides comprehensive management services to diagnostic imaging facilities. The services provided by the Company include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies.

On July 1, 2015, the Company restructured the corporate organization of the management of diagnostic imaging centers segment of our business. The reorganization was structured to more completely integrate the operations of Health Management Corporation of America and HDM. Imperial contributed all of its assets (which were utilized in the business of Health Management Corporation of America) to HDM and received a 24.2% interest in HDM. Health Management Corporation of America retained a direct ownership interest of 45.8% in HDM, and the original investors in HDM retained a 30.0% ownership interest in the newly expanded HDM. During the year ended June 30, 2022, the Company purchased noncontrolling interests for $546,000 giving the Company a direct ownership interest of 70.8% and the investors’ a 29.2% ownership interest. The entire management of diagnostic imaging centers business segment is now being conducted by HDM.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of FONAR Corporation, its majority and wholly-owned subsidiaries and partnerships. The operating activities of subsidiaries are included in the accompanying consolidated statements from the date of acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to receivable allowances, income taxes and related tax asset valuation allowances, contingencies, and revenue recognition. In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company’s operations and the determination of contractual and other allowance estimates. Actual results could differ from those estimates.

Inventories

Inventories consist of purchased parts, components and supplies, as well as work-in-process, and are stated at the lower of cost or net realizable value.

Property and Equipment

Property and equipment procured in the normal course of business is stated at cost less accumulated depreciation. Property and equipment purchased in connection with an acquisition is stated at its estimated fair value, generally based on an appraisal. Property and equipment is being depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenses for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Maintenance and repair expenses totaled approximately $2,948,000 and $2,801,000 for the years ended June 30, 2024 and 2023 respectively. The estimated useful lives in years are generally as follows:

Estimated Useful Life in Years for Property and Equipment
Diagnostic equipment	5–13
Research, development and demonstration equipment	3-7
Machinery and equipment	2-7
Furniture and fixtures	3-9
Leasehold improvements	5–10
Building	28

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company periodically assesses the recoverability of long-lived assets, including property and equipment and intangibles, other than goodwill, when events or changes in circumstances indicate that the carrying value of long-lived assets may not be recoverable. If indicators are present, the Company performs a recoverability test by comparing the sum of the estimated undiscounted future cash flows attributable to the asset group in question to its carrying amount. An impairment loss is recognized if it is determined that the long-lived asset group is not recoverable and is calculated by comparing the discounted future cash flows with the carrying value of the related asset group. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Other Intangible Assets

1) Patents and Copyrights

Patent and copyrights are professional costs incurred to acquire certain patent and copyrights. Amortization is calculated on the straight-line basis over 15 years.

2) Non-Competition Agreements

The non-competition agreements are agreements entered into with past principal owners of entities that the Company had acquired. The non-competition agreements are being amortized on the straight-line basis over the length of the agreement (7 years).

3) Customer Relationships

Customer relationships represents customer lists acquired in acquisition of prior entities. Amortization is calculated on the straight-line basis over 20 years.

Goodwill

Goodwill represents the cost of a business acquisition in excess of the fair value of the net assets acquired. Goodwill is not amortized and is reviewed for impairment annually, or more frequently if facts and circumstances indicate that it is more likely than not that the fair value of the reporting unit is less than its carrying amount including goodwill. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company performs a quantitative test to identify and measure the amount of goodwill impairment loss. The Company compares the fair value of the reporting unit with its carrying amount. If the carrying amount exceeds fair value, goodwill of the reporting unit is considered impaired, and that excess is recognized as a goodwill impairment loss.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue on sales contracts for scanners, included in “product sales” in the accompanying consolidated statements of operations, is recognized under the percentage-of-completion method in accordance with FASB ASC 606, “Revenue Recognition – Construction-Type and Production-Type Contracts”. The Company manufactures its scanners under specific contracts that provide for progress payments. Production and installation take approximately three to six months.

Revenue on scanner service contracts is recognized on the straight-line method over the related contract period, usually one year. As of June 30, 2023, the Company had unearned revenue on service contracts of $3,832,184 of which all was recognized as revenue in the fiscal year ending June 30, 2024.

Revenue from product sales (upgrades and supplies) is recognized upon shipment.

Revenue under management contracts is recognized based upon contractual agreements for management services rendered by the Company primarily under various long-term agreements with various medical providers (the “PCs”). As of June 30, 2024, the Company has 22 management agreements of which 3 were with PC’s owned by Timothy Damadian, Chairman of the Board, President, Chief Executive Officer and Treasurer (formerly owned by Raymond V. Damadian, M.D., Chairman of the Board of FONAR until his unexpected death in August 2022)(“the Related medical practices”) and 19 are with PC’s, which are all located in the state of New York (“the New York PC’s”), owned by two unrelated radiologists. The contractual fees for services rendered to the PCs consists of fixed monthly fees per diagnostic imaging facility ranging from approximately $84,000 to $447,000. All fees are re-negotiable at the anniversary of the agreements and each year thereafter. The Company records a credit loss expense for estimated uncollectible fees, which is reflected in other operating expenses on the Consolidated Statement of Operations.

The Company currently recognizes revenue in accordance with the recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the ASC as topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied. The standard also requires expanded disclosures regarding the Company’s revenue recognition policies and significant judgments employed in the determination of revenue.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company’s revenues generally relate to net patient fees received from various payers and patients themselves under contracts in which our performance obligations are to provide diagnostic services to the patients. Revenues are recorded during the period our obligations to provide diagnostic services are satisfied. Our performance obligations for diagnostic services are generally satisfied over a period of less than one day. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and generally provide for payments based upon predetermined rates per diagnostic services or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The Company’s patient fee revenues, net of contractual allowances and discounts for the years ended June 30, 2024 and 2023 are summarized in the following table.

	For the Years Ended June 30
	2024	2023
Commercial Insurance/ Managed Care	$4,952,712	$4,124,646
Medicare/Medicaid	1,138,176	1,063,846
Workers’ Compensation/Personal Injury	20,673,483	18,670,019
Other	7,051,425	5,935,482
Net Patient Fee Revenue	$33,815,796	$29,793,993

Medical Receivable and Management and Other Fees Receivable

Medical Receivable

Medical receivables are due under fee-for-service contracts from third-party payors, such as hospitals, government sponsored healthcare programs, patient’s legal counsel and directly from patients. Substantially all the revenue relates to patients residing in Florida. Medical receivables are recorded at net realizable value based on the estimated amounts the Company expects to receive from patients and third-party payers. The medical receivable is reduced by an allowance for contractual adjustments based on the historical experience with each payor class at each location. The medical fee receivable as of July 1, 2022 was $20,108,989.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management and Other Fees Receivable

Management fees receivable is related to management fees outstanding from the related and non related PCs under management agreements. The Company has established a current expected credit loss (“CECL”) to address the risk that a portion of the contractually obligated management fees receivable from the PCs may not be paid. The PC’s may be limited in their ability to pay the full management fee receivable if they do not collect sufficient expected fees from third-party payers and patients. The Company’s management fees are collateralized, individually and collectively, by the assets of the PCs. The CECL is determined based on the difference between the management fee receivable and the current amount of outstanding fees estimated to be collected by the PCs.

The Company’s considerations into the estimate of the PC’s fee collection is based on a combination of factors. As each management agreement specifies the Company’s ultimate collateral for unpaid management fees are the patient fee receivables owned by each PC, the Company considers the historical loss rates to pools of receivables with similar risks characteristics, aging of the patient fee receivables, and the financial condition of each PC. In addition, the Company subjectively adjusts its estimated expected credit losses for current and forward-looking economic conditions which would include trends seen within the industry and newly enacted regulation. The Company also incorporates qualitative factors, such as changes in the nature and volume of receivables, regulatory changes, and other relevant factors. Specifically, insurance carriers covering automobile no-fault and workers compensation claims incur longer payment cycles and rigorous informational requirements and certain other disallowed claims. Approximately 67% of the PCs’ 2024 and 2023 net revenues were derived from no-fault and personal injury protection claims.

The Company combines an objective and subjective loss-rate methodology to estimate expected credit losses based on the collateral owned by each PC. This involves objectively using historical loss rates to pools of receivables with similar risk characteristics (i.e., various insurance payors) and then subjectively adjusting for current and forward-looking economic conditions which would include trends seen within the industry and newly enacted regulation. The Company also incorporates qualitative factors, such as changes in the nature and volume of the receivables, regulatory changes, and other relevant factors.

The provision for credit losses for the year ended June 30, 2024 was $1,882,061. This can be attributable to an increase in scan volume at all the PC’s and due to the nature of the payor classes, where there is a longer expected payment term. Additionally, newly proposed legislation around credit reporting on individual medical debts increasing the likelihood of non-payment of individual patient accounts. The management fee receivable for unrelated and related parties as of July 1, 2022 was $33,419,219 and $8,602,561, respectively.

Accounts Receivable

Credit risk with respect to the Company’s accounts receivable related to product sales and service and repair fees is limited due to the customer advances received prior to the commencement of work performed and the billing of amounts to customers as sub-assemblies are completed. Service and repair fees are billed on a monthly or quarterly basis and the Company does not continue providing these services if accounts receivable become past due. The Company controls credit risk with respect to accounts receivable from service and repair fees through its credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. The Company performs ongoing credit authorizations before a product sales contract is entered into or service and repair fees are provided. The account receivable balance for scanner service contracts as of July 1, 2022 was $4,335,956.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

Research and development costs are charged to expense as incurred. The costs of equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense approximated $731,000 and $570,000 and for the years ended June 30, 2024 and 2023, respectively.

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which temporary differences become deductible or when such net operating losses can be utilized. The Company considers projected future taxable income, the regulatory environment of the industry, and tax planning strategies in making this assessment. At present, the Company believes that it is more likely than not that the benefits from certain deferred tax asset carryforwards, will not all be fully realized. In recognition of this inherent risk, a valuation allowance was established for the partial value of the deferred tax asset, which principally related to certain state net operating losses. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of the remainder of the valuation.

In accordance with ASC 740, “Accounting for Income Taxes”, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a corporate tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as unrecognized benefits. A liability is recognized (or amount of net operating loss carryforward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740. The Company believes there are no uncertain tax positions in prior year’s tax filings and therefore it has not recorded a liability for unrecognized tax benefits.

In accordance with ASC 740, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense, net. Penalties if incurred would be recognized as a component of “Selling, general and administrative” expenses. Penalties for the years ended June 30, 2024 and June 30, 2023 were $20,444 and $31,122, respectively.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer Advances

Cash advances and progress payments received on sales orders are reflected as customer advances until such time as revenue recognition occurs.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. In accordance with ASC topic 260-10, “Participating Securities and the Two-Class Method”, the Company used the Two-Class method for calculating basic earnings per share and applied the if converted method in calculating diluted earnings per share for the years ended June 30, 2024 and 2023.

Diluted EPS reflects the potential dilution from the exercise or conversion of all dilutive securities into common stock based on the average market price of common shares outstanding during the period. For the years ended June 30, 2024 and 2023, diluted EPS for common shareholders includes 127,504 shares upon conversion of Class C Common.

	June 30, 2024
Basic	Total	Common Stock	Class C Common Stock
Numerator:
Net income available to common stockholders	$10,567,396	$9,908,920	$167,700
Denominator:
Weighted average shares outstanding	6,350,862	6,350,862	382,513
Basic income per common share	$1.66	$1.56	$0.44
Diluted
Denominator:
Weighted average shares outstanding		6,350,862	382,513
Class C Common Stock		127,504	—
Total Denominator for diluted earnings per share		6,478,366	382,513
Diluted income per common share		$1.53	$0.44

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share (Continued)

	June 30, 2023
Basic	Total	Common Stock	Class C Common Stock
Numerator:
Net income available to common stockholders	$9,375,776	$8,801,974	$146,136
Denominator:
Weighted average shares outstanding	6,539,376	6,539,376	382,513
Basic income per common share	$1.43	$1.35	$0.38
Diluted
Denominator:
Weighted average shares outstanding		6,539,376	382,513
Class C Common Stock		127,504	—
Total Denominator for diluted earnings per share		6,666,880	382,513
Diluted income per common share		$1.32	$0.38

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash in banks, investments in certificates of deposit with original maturities of 90 days or less, and money market funds.

Short-Term Investments

Short-term investments include certificates of deposit with original maturities of greater than 90 days. Interest is recorded as earned.

Concentration of Credit Risk

Cash: The Company maintains its cash and cash equivalents with various financial institutions, which exceed federally insured limits throughout the year. At June 30, 2024, the Company had cash on deposit of approximately $53,883,000 in excess of federally insured limits of $250,000.

Related Parties: Net revenues from related parties accounted for approximately 12% of the consolidated net revenues for the years ended June 30, 2024 and 2023. Net management fee receivables from the related party medical practices accounted for approximately 12% and 13% of the consolidated accounts receivable as of June 30, 2024 and 2023, respectively.

See Note 3 regarding the Company’s concentrations in the healthcare industry.

 FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820-10, “Fair Value Measurements and Disclosures”. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received by selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions.

The standard establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring and revaluing fair value. These tiers include, Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

Short-term investments: The carrying amount approximates fair value because of the short-term maturity of those instruments. Such amounts include Certificates of Deposits with original maturities greater than 90 days. These securities are classified as Level 1.

Receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

Notes receivable: The carrying amount approximates fair value because the discounted present value of the cash flow generated by the parties approximates the carrying value of the amounts due to the Company.

Long-term debt and notes payable: The carrying amounts of debt and notes payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

All of the Company’s financial instruments are held for purposes other than trading.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Standards

In December 2023, The Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (740) “Improvements to Income Tax Disclosures”, which requires the annual financial statements to include consistent categories and great disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting beginning after December 15, 2024, with early adoption permitted, and should be applied on a prospective basis, with a retrospective option. The Company is currently evaluating the effect that the adoption of ASU 2023-09 will have on our disclosures.

In November 2023, FASB issued ASU 2023-07, “Segment Reporting (Topic 280)”, which is intended to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses. The amendments require disclosure of significant segment expenses regularly provided to the chief operating decision maker (CODM) as well as other segment items, extended certain annual disclosures to interim periods, clarify the applicability to single reportable segment entities, permit more than one measure of profit or loss to be reported under certain conditions, and require disclosure of the title and position of the CODM. The effective date for public entities is for fiscal years beginning after December 15, 2023 and interim periods with fiscal years beginning after December 15, 2024. The Company is expected to adopt the new disclosures as required and are currently evaluating the impact on the related disclosures.

Recently Adopted Accounting Standards

The Company adopted ASU 2016-13, “Financial Instruments – Credit Losses” (Topic 326) “Measurement of Credit Losses on Financial Instruments”, on July 1, 2023, as amended which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology, The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. The Company used a modified retrospective approach, which required a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting in which the standard was effective. The adoption did not have a material effect on the Company’s consolidated financial statements.

FASB, the Emerging Issues Task Force and the SEC have issued certain other accounting standards, updates, and regulations as of June 30, 2024 that will become effective in subsequent periods; however, management does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect during 2024 or 2023, and it does not believe that any of those standards will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

 NOTE 3 – ACCOUNTS RECEIVABLE, MEDICAL RECEIVABLE AND MANAGEMENT AND OTHER FEES RECEIVABLE

Long Term Accounts Receivable

Long term accounts receivable balances at June 30, 2024 and June 30, 2023 amounted to $829,473 and $710,085, respectively. The Company will generate revenue from long-term, non-cancellable contracts to provide service and repair services. Future revenue to be recognized over the following four years at June 30, 2024 is as follows:

2026	$631,415
2027	369,429
2028	87,000
2029	87,000
Total	$1,174,844

 The following represents a summary of allowance for credit losses for the years ended June 30, 2024 and 2023, respectively:

Description	Balance June 30, 2023	Additions(Recovery) (1)	Deductions	Balance June 30, 2024
Accounts receivable	$198,593	$—	$32,544	$166,049
Management and other fees receivable	12,608,567	(238,646)	—	12,369,921
Management and other fees receivable - related medical practices	3,989,692	2,120,707	—	6,110,399
Notes receivable	777,354	—	—	777,354

	Balance			Balance
Description	June 30, 2022	Additions	Deductions	June 30, 2023
Accounts receivable	$204,597	$55,000	$61,004	$198,593
Management and other fees receivable	16,627,917	4,007,382	8,026,732	12,608,567
Management and other fees receivable - related medical practices	4,686,893	1,451,094	2,148,295	3,989,692
Notes receivable	777,354	—	—	777,354

(1)	Included in provision for credit losses.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 3 – ACCOUNTS RECEIVABLE, MEDICAL RECEIVABLE AND MANAGEMENT AND OTHER FEES RECEIVABLE (CONTINUED)

Net revenues from management and other fees charged to the related party medical practices accounted for approximately 12% and 12%, of the consolidated net revenues for the years ended June 30, 2024 and 2023, respectively.

Tallahassee Magnetic Resonance Imaging, PA, Stand Up MRI of Boca Raton, PA and Stand Up MRI & Diagnostic Center, PA (all related party medical practices) entered into a guaranty agreement, pursuant to which they cross guaranteed all management fees which are payable to the Company, which have arisen under each individual management agreement.

The following table sets forth the number of our facilities for the years ended June 30, 2024 and 2023.

Total Facilities

	For the Year Ended June 30,
	2024	2023
Total Facilities Owned or Managed (at Beginning of Year)	27	27
Facilities Added by:
Internal development	1	1
Managed Facilities Closed	—	(1)
Total Facilities Owned or Managed (at End of Year)	28	27

NOTE 4 – INVENTORIES

Inventories included in the accompanying consolidated balance sheets consist of:

	As of June 30,
	2024	2023
Purchased parts and components	$2,524,201	$2,346,300
Work-in-process	191,240	223,366
Inventories	$2,715,441	$2,569,666

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, less accumulated depreciation and amortization, at June 30, 2024 and 2023, is comprised of:

	As of June 30,
	2024	2023
Diagnostic equipment	$33,243,694	$33,144,266
Research, development and demonstration equipment	6,199,941	6,199,941
Machinery and equipment	2,069,055	2,069,055
Furniture and fixtures	3,742,169	3,714,499
Leasehold improvements	16,312,904	15,650,041
Building	939,614	939,614
	62,507,377	61,717,416
Less: Accumulated depreciation and amortization	43,798,457	39,571,043
	$18,708,920	$22,146,373

Depreciation and amortization of property and equipment for the years ended June 30, 2024 and 2023 was $4,227,414 and $4,148,544, respectively.

NOTE 6 – OPERATING & FINANCING LEASES

The Company accounts for its various operating leases in accordance with Accounting Standards Codification (‘ASC’) 842 – Lease, as updated by ASU 2016-02. At the inception of a lease, the Company recognizes right-of-use lease assets and related lease liabilities measured at present value of future lease payments on its balance sheet. Lease expense is recognized on a straight-line basis over the term of the lease. Our most common initial term varies in length from 2 to 19 years. Including renewal options negotiated with the landlord, we have a total span of 2 to 16 years at the facilities we lease. The Company reviewed its contracts with vendors and customers, determining that its right-to-use lease assets consisted of only office space operating leases. In determining the right-to-use lease assets and liabilities, the Company did recognize lease extension options which the Company feels would be reasonably exercised. Our incremental borrowing rate (“IBR”) used to discount the stream of operating lease payments is closely related to the interest rates available to the Company. A reconciliation of operating and financing lease payments undiscounted cash flows to lease liabilities recognized as of June 30, 2024 is as follows:

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 6 – OPERATING & FINANCING LEASES (CONTINUED)

Year Ending June 30,	Operating Lease Payments	Financing Lease Payments
2025	$5,895,014	$244,343
2026	5,561,968	244,343
2027	5,226,352	162,897
2028	5,194,655	—
2029	4,865,285	—
Thereafter	29,295,110	—
Present value discount	(15,096,964)	(31,074)
Total lease liability	$40,941,420	$620,509

Weighted Average Remaining Lease Term

Operating leases - years	11.0
Finance lease - years	2.6
Weighted Average Discount Rate
Operating leases	6.4%
Finance lease	3.6%

The components of lease expense were as follows:

	For Year Ended June 30,
	2024	2023
Operating lease cost	$5,685,008	$5,887,390
Finance lease cost:
Depreciation of leased equipment	$198,881	$198,881
Interest on lease liabilities	26,534	35,833
Total finance lease cost	$225,415	$234,714

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 6 – OPERATING & FINANCING LEASES (CONTINUED)

Supplemental cash flow information related to leases was as follows:

	For Year Ended June 30,
Cash paid for amounts included in the measurement of lease liabilities:	2024	2023
Operating cash flows from operating leases	$6,363,561	$5,577,578
Financing cash flows from financing leases	$244,344	$244,344
Right-of-use and equipment assets obtained in exchange for lease obligations:
Operating leases	$3,715,138	$2,902,584

NOTE 7 - OTHER INTANGIBLE ASSETS

Other intangible assets, net of accumulated amortization, at June 30, 2024 and 2023, are comprised of:

	As of June 30,
	2024	2023
Capitalized software development costs	$7,004,847	$7,004,847
Patents and copyrights	5,259,811	5,452,345
Non-competition agreements	4,150,000	4,150,000
Customer relationships	3,900,000	3,900,000
	20,314,658	20,507,192
Less: Accumulated amortization	17,444,334	17,075,327
	$2,870,324	$3,431,865

The estimated amortization of other intangible assets for the five years ending June 30, 2029 and thereafter is as follows:

Schedule of other intangible assets For the Years Ending June 30,	Total	Patents and Copyrights	Customer Relationships
2025	$351,882	$151,882	$200,000
2026	339,179	139,179	200,000
2027	326,502	126,502	200,000
2028	320,232	120,232	200,000
2029	313,052	113,052	200,000
Thereafter	1,219,477	505,310	714,167
Other intangible assets - net	$2,870,324	$1,156,157	$1,714,167

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 7 - OTHER INTANGIBLE ASSETS (CONTINUED)

The weighted average amortization period for other intangible assets is 9.9 years and they have no expected residual value.

Information related to the above intangible assets for the years ended June 30, 2024 and 2023 is as follows:

	For the Year-ended June 30,
	2024	2023
Balance – Beginning of Year	$3,431,865	$3,703,885
Amounts capitalized	32,885	119,571
Patents written off	(225,419)	—
Amortization	(369,007)	(391,591)
Balance – End of Year	$2,870,324	$3,431,865

Amortization of patents and copyrights for the years ended June 30, 2024 and 2023 amounted to $169,007 and $191,591, respectively.

Amortization of customer relationships for the years ended June 30, 2024 and 2023 amounted to $200,000 and $200,000, respectively.

NOTE 8 - CAPITAL STOCK

Common Stock

Cash dividends payable on the common stock shall, in all cases, be on a per share basis, one hundred twenty percent (120%) of the cash dividend payable on shares of Class B common stock and three hundred sixty percent (360%) of the cash dividend payable on a share of Class C common stock.

Class B Common Stock

Class B common stock is convertible into shares of common stock on a one-for-one basis. Class B common stock has 10 votes per share. There were 146 of such shares outstanding at June 30, 2024 and 2023.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 8 - CAPITAL STOCK (CONTINUED)

Class C Common Stock

The Class C common stock has 25 votes per share, as compared to 10 votes per share for the Class B common stock and one vote per share for the common stock. The Class C common stock was offered on a three-for-one basis to the holders of the Class B common stock. Although having greater voting power, each share of Class C common stock has only one-third of the rights of a share of Class B common stock to dividends and distributions. Class C common stock is convertible into shares of common stock on a three-for-one basis.

Class A Non-Voting Preferred Stock

On April 3, 1995, the stockholders ratified a proposal consisting of the creation of a new class of Class A non-voting preferred stock with special dividend rights and the declaration of a stock dividend on the Company’s common stock consisting of one share of Class A non-voting preferred stock for every five shares of common stock. The stock dividend was payable to holders of common stock on October 20, 1995. Class A non-voting preferred stock issued pursuant to such stock dividend approximates 313,000 shares.

The Class A non-voting preferred stock is entitled to a special dividend equal to 3-1/4% of the first $10 million, 4-1/2% of the next $20 million and 5-1/2% on amounts in excess of $30 million of the amount of any cash awards or settlements received by the Company in connection with the enforcement of five of the Company’s patents in its patent lawsuits, less the revised special dividend payable on the common stock with respect to one of the Company’s patents.

The Class A non-voting preferred stock participates on an equal per share basis with the common stock in any dividends declared and ranks equally with the common stock on distribution rights, liquidation rights and other rights and preferences (other than the voting rights).

Stock Bonus Plans

On April 23, 2010, the Board approved the 2010 Stock Bonus Plan. The plan entitles the Company to reserve 2,000,000 shares of common stock. On August 10, 2010, the Company filed Form S-8 to register the 2,000,000 shares. As of June 30, 2024, 450,177 shares of common stock of FONAR were available for future grant under this plan. For the years ended June 30, 2024 and 2023, 0 shares were issued.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 8 - CAPITAL STOCK (CONTINUED)

Treasury Stock

On September 13, 2022, the Company adopted a stock repurchase plan. The plan has no expiration date and cannot determine the number of shares which will be repurchased. On September 26, 2022, the Board of Directors has approved up to $9 million to be repurchased under the plan which will be purchased on the publicly traded open market at prevailing prices.

The Company utilizes the cost method of accounting to value the treasury stock when repurchasing stock. Under this method, the shares are valued at the price paid and recorded to treasury stock. When the treasury stock is cancelled, the par value of the stock is reduced and the additional paid in capital is reduced for the remaining value based upon the original stock sale. For the year ended June 30, 2024, the Company purchased 156,206 shares at a cost of $2,505,832 and cancelled 122,588 shares valued at $2,005,020. For the year ended June 30, 2023, the Company purchased 103,148 shares at a cost of $1,759,457 and cancelled 103,328 shares valued at $1,919,027.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

 NOTE 9 – CONTROLLING AND NONCONTROLLING INTERESTS

On February 13, 2013, the Company entered into an agreement with outside investors to acquire a 50.5% controlling interest in a newly formed limited liability company, Health Diagnostics Management LLC (HDM). According to the February 13, 2013, LLC operating agreement of HDM there are two classes of members; Class A members and one Class B member. The Class A members have an ownership interest of 49.5% of HDM. The Class B member (HMCA) has an ownership of 50.5% of HDM. On all matters on which members may vote every member is entitled to cast the percentage of votes equal to their percentage of ownership interest. Profits and losses on all items of income, gain or loss, deductions or other allocations of the Company will be allocated among the members in the same proportions as their membership interests in the Company bear to all the Class A and Class B membership interests of the Company in the aggregate outstanding. All of the depreciation and amortization of the assets of the Company will be allocated solely to the Class A members, unless and until their interests have been redeemed by the Company in full pursuant to the provisions of the operating agreement. The Company contributed $20,200,000 to HDM and the group of outside investors contributed $19,800,000 for its non-controlling membership interest.

On March 5, 2013, HDM purchased from Health Diagnostics, LLC (“HD”) and certain of its subsidiaries, a business managing twelve (12) Stand-Up MRI Centers and two (2) other scanning centers located in the States of New York and Florida for a total purchase price (including consideration of $1.5 million to outside investors) aggregating $35.9 million. Concurrently with the acquisition, HDM entered into several consulting and non-competition agreements for a consideration of $4.1 million. The acquisition was accounted for using the purchase method in accordance with ASC 805, “Business Combinations”. The Company recognized and measured goodwill as of the acquisition date, as the excess of the fair value of the consideration paid over the fair value of the identified net assets acquired.

On January 8, 2015, the Company purchased 20% of the Class A members ownership interest at a cost of $4,971,094. The Company has a 60.4% ownership interest in HDM after this transaction. During the year ended June 30, 2022, the Company purchased noncontrolling interests for $546,000 giving the Company a direct ownership interest of 70.8% and the investors’ a 29.2% ownership interest.

The amount of each class of HDM members’ equity as of June 30, 2024 and 2023 is as follows:

	June 30, 2024		June 30, 2023
	Class A Members	Class B Member	Class A Members	Class B Member
Opening Members’ Equity	($7,079,293)	$54,781,813	($4,053,833)	$50,292,073
Share of Net Income	$3,530,021	$20,705,681	$2,750,740	$18,513,540
Buyout of noncontrolling interests	—	—	—	—
Distributions	($5,630,336)	$(13,669,664)	($5,776,200)	$(14,023,800)
Ending Members’ Equity	($9,179,608)	$61,817,830	($7,079,293)	$54,781,813

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 10 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES

Long-term debt, notes payable and capital leases consist of the following:

	2024	2023
Note payable requiring monthly payments of interest at a rate of 7% until May 2009 followed by 240 monthly payments of $4,472 through October 2026. The loan is collateralized by a building with a net book value of $310,827 as of June 30, 2024.	$113,940	$158,842
The revolving credit note was extended to November 14, 2024. The Company can borrow up to $10,000,000 and prepay the loan in whole or part in multiples of $100,000 at any time without penalty. The note bears interest at a rate of 8.5% per annum and is payable monthly. The loan is collateralized by substantially all of the Company’s assets. The loan also contains certain financial covenants that must be met on a periodic basis. The Company still has the ability to draw down on the line.	—	—
	113,940	158,842
Less: Current portion	47,002	43,767
	$66,938	$115,075

The maturities of debt over the next three years are as follows:

Years Ending June 30,
2025	$47,002
2026	50,448
2027	16,490
Long-Term Debt Over Five Years and Thereafter	$113,940

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 11 - INCOME TAXES

 The Company has recorded a deferred tax asset of $7,223,255 and a deferred tax liability of $371,560 as of June 30, 2024, primarily relating to its allowance for credit losses of $3,970,000 and tax credits of approximately $1,323,000 available to offset future taxable income through 2043. During fiscal 2024, the Company utilized all Federal loss carryforwards. In addition the Company has state operating loss carryforwards of approximately $4,516,000 and city operating loss carryforwards of approximately $618,000. The net operating losses begin to expire in 2026 for state income tax purposes. The Company has also recorded a valuation allowance against $2,746,000 of the state operating losses since the Company doesn’t anticipate being able to utilize them.

The Company files corporate income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2020.

Future ownership changes as determined under Section 382 of the Internal Revenue code could further limit the utilization of net operating loss carryforwards. As of June 30, 2024, no such changes in ownership have occurred.

The Inflation Reduction Act (“IRA”) was enacted on August 16, 2022. The IRA includes provisions imposing a 1% excise tax on share repurchases that occur after December 31, 2022 and introduces a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income. The CAMT will be effective for tax years beginning after December 31, 2022. Currently, the IRA did not have a material impact to the Company’s financial statements.

The valuation allowance for deferred tax assets decreased during the year ended June 30, 2024, by approximately $171,000. The valuation allowance decreased by approximately $78,000 during the year ended June 30, 2023.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 11 - INCOME TAXES (CONTINUED)

Components of the provision for income taxes are as follows:

	Years Ended June 30,
Current:	2024	2023
Federal	$429,873	$—
State	1,943,588	652,521
Subtotal	2,373,461	652,521
Deferred:
Federal deferred taxes	2,585,515	2,770,980
State deferred taxes	209,992	208,570
Subtotal	2,795,507	2,979,550
Provision (Benefit) for Income Taxes - Net	$5,168,968	$3,632,071

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate as reported is as follows:

	Years Ended June 30,
	2024	2023
Taxes at federal statutory rate	21.0%	21.0%
State and local income taxes (benefit), net of federal benefit	7.1%	5.1%
Non-controlling interest	(5.3)%	(4.6)%
Expiration of tax credits	2.2%	2.8%
Return to provision adjustments	—%	(2.3)%
Change in the valuation allowance	(0.2)%	(0.5)%
Other	2.0%	1.5%
Effective income tax rate	26.8%	23.0%

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 11 - INCOME TAXES (CONTINUED)

As of June 30, 2024, the Company utilized all Federal net operating loss (“NOL”) carryforwards as compared to NOL’s of approximately $9,110,000 as of June 30, 2023. The utilization of certain of the NOLs is limited by separate return limitation year rules pursuant to Section 1502 of the Internal Revenue Code.

The Company has, for federal income tax purposes, research and development tax credits and investments tax credits carryforwards aggregating $1,323,000. However, the realization of these credits may be limited as a result of expiring prior to their utilization. These credits can only be applied after all net operating losses have been used.

 Significant components of the Company’s deferred tax assets and liabilities at June 30, 2024 and 2023 are as follows:

	June 30,
	2024	2023
Deferred tax assets:
Allowance for credit losses	$3,969,819	$3,360,809
Non-deductible accruals	758,700	707,400
Net operating carryforwards	396,092	2,768,844
Tax credits	1,323,018	2,981,214
Capitalized research and development	747,407	369,675
Right of use assets and lease liabilities	114,116	112,938
Inventories	106,879	105,310
Deferred Tax Assets - gross	7,416,031	10,406,190
Valuation allowance	(192,776)	(364,230)
Total deferred tax assets	7,223,255	10,041,960
Property and equipment and depreciation	(267,124)	(151,007)
Intangibles	(104,436)	(243,751)
Total deferred tax liabilities	(371,560)	(394,758)
Net deferred tax asset	$6,851,695	$9,647,202

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 12 - OTHER CURRENT LIABILITIES

Included in other current liabilities are the following:

	June 30,
	2024	2023
Accrued salaries, commissions and payroll taxes	$4,677,690	$4,413,044
Sales tax payable	197,317	193,041
State income taxes payable	1,461,336	48,353
Legal and other professional fees	11,207	11,207
Accounting fees	119,800	100,000
Self-funded health insurance reserve	121,445	100,971
Accrued interest and penalty	3,534	3,534
Other	1,348,710	573,574
Other current liabilities	$7,941,039	$5,443,724

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Leases

The Company rents its operating facilities and certain equipment, pursuant to operating lease agreements expiring at various dates through November 2033. The leases for certain facilities contain escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

Rent expense for operating leases approximated $5,685,000 and $5,887,000, for the years ended June 30, 2024 and 2023, respectively.

The Company received approval from the Suffolk County Industrial Development Agency on February 29, 2016 of a 50% property tax abatement, valued at $440,000, over a 10 year period commencing January 2017.

Employee Benefit Plans

The Company has a non-contributory 401(k) Plan (the “401(k) Plan”). The 401(k) Plan covers all non-union employees who are at least 21 years of age with no minimum service requirements. There were $0 and $36,523 employer contributions to the Plan for the years ended June 30, 2024 and 2023, respectively.

The stockholders of the Company approved the 2000 Employee Stock Purchase Plan (“ESPP”) at the Company’s annual stockholders’ meeting in April 2000. The ESPP provides for eligible employees to acquire common stock of the Company at a discount, not to exceed 15%. This plan has not been put into effect as of June 30, 2024.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Other Matters

The Company is subject to other legal proceedings and claims arising from the ordinary course of its business, including personal injury, customer contract and employment claims besides the claim above. In the opinion of management, and with consultation with legal counsel, the aggregate liability, if any, with respect to such actions, will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

The Company maintains a self-funded health insurance program with a stop-loss umbrella policy with a third-party insurer to limit the maximum potential liability for individual claims to $110,000 per person and for a maximum potential claim liability based on member enrollment. With respect to this program, the Company considers historical and projected medical utilization data when estimating its health insurance program liability and related expense. As of June 30, 2024 and 2023, the Company had approximately $121,000 and $101,000, respectively, in reserve for its self-funded health insurance programs. The reserves are included in “Other current liabilities” in the consolidated balance sheets.

The Company regularly analyzes its reserves for incurred but not reported claims, and for reported but not paid claims related to its reinsurance and self-funded insurance programs. The Company believes its reserves are adequate. However, significant judgment is involved in assessing these reserves such as assessing historical paid claims, average lags between the claims’ incurred date, reported dates and paid dates, and the frequency and severity of claims. There may be differences between actual settlement amounts and recorded reserves and any resulting adjustments are included in expense once a probable amount is known. There were no significant adjustments recorded in the years covered by this report.

NOTE 14 - SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended June 30, 2024 and 2023 the Company paid $76,997 and $50,132 for interest, respectively.

During the years ended June 30, 2024 and 2023 the Company paid $507,139 and $1,439,507 for income taxes, respectively.

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

NOTE 15 – RELATED PARTY TRANSACTIONS

On December 31, 2023, the Company entered into an agreement with Magnetic Resonance Management, LLC (“MRM”) for the sale of a MRI scanner. MRM is owned by the CEO and President of the Company. The sales price of the equipment was $576,857 which is payable based upon a promissory note dated December 1, 2023. The note bears interest at a rate of 9% and is payable in full at the maturity of the note in December 2028. The MRI scanner had zero basis, which resulted in a gain of $576,857. The Company has the option but not the obligation to re-take possession of the scanner in lieu of payment upon maturity of the note.

Bensonhurst MRI Limited Partnership (“Bensonhurst”), in which the CEO and President of the Company holds an interest, is party to an agreement with the Company for the service and maintenance of its Upright MRI Scanner for a price of $110,000 per annum. On February 1, 2024, Bensonhurst entered into a second contract with the Company for the service and maintenance of a High-Field MRI Scanner for a price of $70,000 per annum. Also, during fiscal year ended June 30, 2024, the Company charged Bensonhurst MRI Limited Partnership $190,362 for reimbursable salaries and marketing expenses.

The CEO and President of the Company was a minority owner of a billing company, which performs billing and collection services with respect to No-Fault and Workers’ Compensation claims of the Company’s clients. The Company terminated this agreement on January 1, 2021. On June 1, 2017, the Company had also entered into a one year renewable agreement to provide IT services to the billing company for a monthly fee of $23,884. The agreement was terminated on May 31, 2023.

Radian Healthcare Management, LLC (“Radian”), which is owned by the son-in-law of the CEO and President of the Company provided the Company with personnel recruitment of 32 new employees at a fee of approximately $200,000 during the fiscal year ended June 30, 2024.

NOTE 16 - SEGMENT AND RELATED INFORMATION

The Company provides segment data in accordance with the provisions of ASC 280, “Disclosures about Segments of an Enterprise and Related Information”.

The Company operates in two industry segments - manufacturing and the servicing of medical equipment and management of diagnostic imaging centers.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment sales are market-based. The Company evaluates performance based on income or loss from operations.

Summarized financial information concerning the Company’s reportable segments is shown in the following table:

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

 NOTE 16 - SEGMENT AND RELATED INFORMATION (CONTINUED)

	Manufacturing and Servicing of Medical	Management of Diagnostic Imaging
Fiscal 2024:	Equipment	Center	Totals
Net revenues from external customers	$8,329,106	$94,554,983	$102,884,089
Intersegment net revenues *	$1,073,333	$—	$1,073,333
(Loss) Income from operations	$(6,958,012)	$23,493,376	$16,535,364
Depreciation and amortization	$238,802	$4,357,619	$4,596,421
Total identifiable assets	$30,360,188	$183,885,781	$214,245,969
Capital expenditures	$32,885	$789,961	$822,846

Fiscal 2023:
Net revenues from external customers	$8,260,711	$90,384,390	$98,645,101
Intersegment net revenues *	$985,833	$—	$985,833
(Loss) Income from operations	$(5,875,126)	$20,664,388	$14,789,262
Depreciation and amortization	$263,720	$4,276,415	$4,540,135

Total identifiable assets	$30,892,807	$170,153,612	$201,046,419
Capital expenditures	$119,571	$4,218,084	$4,337,655

*	Amounts eliminated in consolidation

Export Product Sales

The Company’s areas of operations are principally in the United States. The Company had export sales of medical equipment amounting to 0.2% and 14.1% of product sales revenues to third parties for the years ended June 30, 2024 and 2023, respectively.

The foreign product sales, as a percentage of product sales to unrelated parties, were made to customers in the following countries:

	For the Years Ended June 30
	2024	2023
Canada	0.2%	8.5%
Germany	—	4.9%
United Arab Emirates	—	0.7%
	0.2%	14.1%

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

 NOTE 16 - SEGMENT AND RELATED INFORMATION (CONTINUED)

Foreign Service and Repair Fees

The Company’s areas of service and repair are principally in the United States. The Company had foreign revenues of service and repair of medical equipment amounting to 7.4% and 6.4% of consolidated net service and repair fees for the years ended June 30, 2024 and 2023, respectively. Foreign service and repair fees, as a percentage of total service and repair fees, were provided principally to the following countries:

 Foreign Service and Repair Fees

	For the Years Ended June 30,
	2024	2023
Puerto Rico	1.9%	1.5%
Switzerland	0.3	0.3
Germany	2.0	1.6
England	0.7	0.6
United Arab Emirates	0.3	0.1
Dominican Republic	1.2	0.5
Canada	—	0.6
Greece	0.3	0.3
Australia	0.7	0.9
	7.4%	6.4%

 The Company does not have any material assets outside of the United States.

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date, but before the consolidated financial statements are issued.

As of September 18, 2024, the Company repurchased 19,914 shares at a cost of $340,933 which was authorized under the stock repurchase plan adopted in September 2022.

FONAR CORPORATION AND SUBSIDIARIES

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements with our independent registered public accounting firm or other matters requiring disclosure under Regulation S-K, Item 304(b).

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this Annual Report on Form 10-K, we performed an evaluation under the supervision of and with the participation of management, including our Principal Executive Officer and our Acting Principal Financial Officer, of the design and effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934 as amended (the “Exchange Act”). Based upon that evaluation, our Principal Executive Officer and Acting Principal Financial Officer concluded, as of the end of the period covered by this Annual Report that our disclosure controls and procedures were effective.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as is defined in the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external reporting purposes in accordance with GAAP.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO-2013). Based on this evaluation, our management concluded that our internal control over financial reporting was effective at June 30, 2024.

Based on the COSO criteria, management concluded that our internal controls were effective to prevent material misstatements of the Company’s annual or interim financial statements for the fiscal year ending June 30, 2024.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) during the most recent fiscal quarter and year ended June 30, 2024 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

FONAR CORPORATION AND SUBSIDIARIES

Item 9B. OTHER INFORMATION

Rule 10b5-1 Trading Plan

During the fiscal quarter ended June 30, 2024, none of our directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any "non-Rule 10b5-1 trading arrangement".

Item 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

None.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS.

Directors serve from the date of their election until the next annual meeting of stockholders and until their successors are elected and qualify. During fiscal 2024, each director received a base fee of $20,000 per annum for his or her service as a director, with greater amounts for additional services on the Board of Directors. Officers serve at the discretion of the Board of Directors.

A majority of our board of directors is composed of independent directors: consisting of, Ronald G. Lehman, Richard E. Turk and Jessica Maher. The outside directors also serve as the members of the audit committee, which is a standing committee of the board of directors having a charter describing its responsibilities.

We have adopted a code of ethics applicable to, among other personnel, our principal executive officer, principal financial officer, controllers and persons performing similar functions. The code is designed to deter wrongdoing and to promote: 1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; 2. full, fair, accurate, timely and understandable disclosure in reports and documents that we file or submit to the Securities and Exchange Commission and in other public communications we make; 3. compliance with applicable governmental laws, rules and regulations; 4. the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and 5. accountability for adherence to the code. We will provide a copy of the code to any person who requests a copy. A person may request a copy by writing to FONAR Corporation, 110 Marcus Drive, Melville, New York 11747, to the attention of the Legal Department or Investor Relations.

The officers and directors of the Company are set forth below:

Timothy R. Damadian	60	Chairman of the Board, President, Chief Executive Officer and Treasurer
Luciano B. Bonanni	69	Executive Vice President, Chief Operating Officer and acting Principal Financial Officer
Claudette J.V. Chan	86	Director
Ronald J. Lehman	48	Director
Richard E. Turk	40	Director
Jessica Maher	27	Director

FONAR CORPORATION AND SUBSIDIARIES

Timothy Damadian has been the Chairman of the Board and Treasurer of FONAR since September 7, 2022 and the President and Chief Executive Officer of FONAR since February 11, 2016. From 2010 to 2016 he served as an independent consultant, with a focus on the Company’s MRI facility management business. Timothy Damadian began his career at FONAR in 1985, installing MRI scanners and components for FONAR customers. Over the course of the following 16 years, he held positions of increasing authority, eventually becoming Vice President of Operations. In 1997, Timothy Damadian was appointed President of the newly formed Health Management Corporation of America (HMCA), a wholly-owned subsidiary of FONAR that was formed to manage medical and diagnostic imaging offices. In 2001, Timothy Damadian left FONAR to form Integrity Healthcare Management, Inc., a diagnostic imaging management company that would eventually manage MRI scanning centers in New York and Florida. The company was a success and was sold to Health Diagnostics, LLC in 2007. Mr. Damadian returned to FONAR as a consultant in 2010. He also serves as a Manager of Health Diagnostics Management, LLC, which are subsidiaries of HMCA.

Luciano B. Bonanni has served as Chief Operating Officer (COO) and Executive Vice President (EVP) for FONAR Corporation since June 27, 2016. In September 2022, he was appointed to fill the position of acting Principal Financial Officer. Prior to his appointment as COO, Mr. Bonanni had served the Company as Vice President since 1989, during which time he oversaw general operations, research and development, manufacturing, service, sales, finance, accounting and regulatory compliance. Prior to 1989, Mr. Bonanni held the title of Vice President of Production and Engineering from the time of FONAR’s initial public offering in 1981. Mr. Bonanni joined the Company as an electrical engineer in 1978. He holds a Bachelor of Electrical Engineering degree from Manhattan College.

Claudette J.V. Chan has been a Director of FONAR since October 1987 and Secretary of FONAR since January 2008. Mrs. Chan was employed from 1992 through 1997 by Raymond V. Damadian, M.D. MR Scanning Centers Management Company and since 1997 by HMCA, as “site inspector,” in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew’s and St. Timothy’s Neighborhood Center, Inc., as the director of volunteers in the “Meals on Wheels” program, a program which cares for the elderly. From approximately 1983 to 1989, Mrs. Chan was President of the Claudette Penot Collection, a retail mail-order business specializing in women’s apparel and gifts. Mrs. Chan practiced and taught in the field of nursing until 1973, when her son was born. She received a Bachelor of Science degree in nursing from Cornell University in 1960.

Ronald G. Lehman has been a Director of FONAR since April, 2012, and chair of the audit committee since 2021. .Mr. Lehman is Managing Director and Head of Investment Banking at Bruderman Advisory Group, LLC where he is responsible for the firm’s sell-side advisory and capital raising processes. Mr. Lehman is also a Partner at Sandy Hill Investors, LLC, participating in and overseeing many of the firm’s investments. He is Chairman of portfolio company Persante Acquisition Corp., and was a board member at Seviroli Foods, LLC during the firm’s investment period. From 2000-2008, Mr. Lehman worked for various Bruderman entities as a buy and sell-side advisor, and as a principal in several private equity transactions. In 2008, Mr. Lehman joined Health Diagnostics, LLC, one of the country’s fastest growing diagnostic imaging providers, as Senior Vice President of Acquisitions, where he managed the company’s acquisition and corporate finance activities. Mr. Lehman returned to Bruderman in 2010 to lead the firm’s investment banking efforts. Lehman is a graduate of Columbia University and worked at Deutsche Bank from 1998-2000.

FONAR CORPORATION AND SUBSIDIARIES

Richard E. Turk has been a Director of FONAR since June, 2020. Mr. Turk is the Chief Financial Officer of PRISM Vision Group, a private equity-backed, multi-location, outpatient comprehensive eye care practice headquartered in New Providence, New Jersey. Mr. Turk joined PRISM in November, 2018 as the Chief Development Officer and became CFO in March 2021. Mr. Turk has helped PRISM expand from a single-specialty (retina) provider with 17 locations and 21 physicians to a comprehensive, vertically-integrated, multi-specialty, eye care organization with approximately 190 physicians and more than 90 locations across New Jersey, Pennsylvania, Delaware, Virginia, Washington, DC, and Maryland. Prior to his tenure at PRISM, Mr. Turk was employed by Professional Physical Therapy, a private equity-backed outpatient physical and occupational therapy company headquartered in Uniondale, New York with more than 180 locations across New York, New Jersey, Connecticut, Massachusetts and New Hampshire. During his four years at Professional Physical Therapy, Mr. Turk sourced, analyzed, and completed 32 acquisitions comprised of 116 clinics, expanding the company’s services and adding three states to its geographic footprint. From 2007 to 2014, Mr. Turk was employed by Bruderman Brothers, a broker dealer involved in investment banking, merchant banking, investment advisory, and consulting for lower middle market companies ($10M-$250M of enterprise value) in a variety of industries, including healthcare. Mr. Turk was Vice President of Bruderman Brothers from 2011 to 2014. Mr. Turk graduated from Columbia University in 2007.

Jessica Maher has been a Director of FONAR since March 2023. Mrs. Maher is a staff accountant at Ives & Sultan, LLP in Woodbury, New York, where she is responsible for preparing audited financial statements for various clients, overseeing audit testing areas, audits of 401(k) plans, and personal and company tax returns. Mrs. Maher holds a Bachelor of Science in Accounting with a minor in Accounting Information Systems, and a Master of Science in Accounting from Fairfield University in Fairfield, Connecticut. During her early undergraduate years, Mrs. Maher worked for Tritech Healthcare Management in Melville, New York, where she reviewed patient files, insurance, charts and documents to ensure that the services provided by clients were being properly billed. In her senior year, Mrs. Maher interned at Northwell Health in Westbury, New York, where she supported the financial reporting team for two hospitals, reported into accounts receivable software, and analyzed patient billing records to identify overpayments. Mrs. Maher’s first position out of college was with PriceWaterhouseCoopers in Melville, New York, where she was assigned to two private equity clients, was responsible for a variety of the audit areas, and assisted managers in reviewing financial statements, footnote disclosures, and audit opinions.

FONAR CORPORATION AND SUBSIDIARIES

Board Diversity Matrix as of September 12, 2024
Total Number of Directors	5
Part I: Gender Identity	Female	Male
Directors	2	3
Part II: Demographic Background
White	2	3

Board Diversity Matrix as of September 12, 2023
Total Number of Directors	5
Part I: Gender Identity	Female	Male
Directors	2	3
Part II: Demographic Background
White	2	3

ITEM 11. EXECUTIVE COMPENSATION.

With the exception of the Chief Executive Officer and the Chairman of the Board of Directors, the compensation of the Company’s executive officers is based on a combination of salary and bonuses based on performance. The Chief Executive Officer and the Chairman of the Board have no understandings with the Company with respect to bonuses, options or other incentives; they are not subject to our general policy later discussed.

 The Board of Directors does not have a compensation Committee. The Chief Executive Officer and the Chief Operating Officer participate in the determination of compensation for the Company’s management and other employees.

The Board of Directors has established an audit committee. The members of the committee are Ronald G. Lehman, Richard E. Turk and Jessica Maher.

Our compensation policy includes a combination of salary, commissions, bonuses, stock bonuses and stock options, designed to incentivize our employees. There is no universal plan applicable to all of our employees. The fixed and variable components of our employees’ compensation tend to be individualized, based on a combination of the employees’ performance, responsibilities and position, our assessment of how best to motivate a person in such a position and the needs and preferences of the particular employees, as negotiated between employees and their supervisors or management.

 There is set forth in the following Summary Compensation Table the compensation provided by us during fiscal 2024, 2023 and 2022 to our Principal Executive Officer, and our acting Principal Financial Officer. There is set forth in the following Outstanding Equity Awards Table and Director Compensation Table the required information.

FONAR CORPORATION AND SUBSIDIARIES

I.	SUMMARY COMPENSATION TABLE

(Reflects information up to end of Fiscal 2024)

Name and All Other Principal Position	Year	Salary ($)	Cash Bonuses ($)	Stock Awards ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy R. Damadian	2024	$0	$372,885	$0	$372,885
President, Principal	2023	$0	$152,900	$0	$152,900
Executive Officer	2022	$0	$305,800	$0	$305,800

Luciano Bonanni	2024	$148,241	$350,000	$0	$498,241
Chief Operating Officer,	2023	$143,416	$305,800	$0	$449,216
Executive Vice President and	2022	$148,572	$305,800	$0	$458,895
acting Principal Financial Officer

Raymond V. Damadian	2024	$0	$0	$0	$0
Chairman of the Board,	2023	$23,553	$305,800	$0	$329,353
Treasurer and	2022	$153,095	$305,800	$0	$458,895
Principal Financial Officer

II.	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Exercise Expiration Date
	(a)	(b)	(c)
Timothy R. Damadian, President and Principal Executive Officer	0	0	N/A
Luciano Bonanni, Chief Operating Officer, Executive Vice President and acting Principal Financial Officer	0	0	N/A
Raymond V. Damadian Chairman of the Board, Treasurer and Principal Financial Officer	0	0	N/A

FONAR CORPORATION AND SUBSIDIARIES

III	DIRECTOR COMPENSATION

The following table shows the compensation paid to the Directors for fiscal 2024:

Name	Fees earned in pad in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compen- sation	Nonqualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A. Claudette J.V. Chan	$20,000	0	0	0	0	38,880	$58,880
B. Ronald G. Lehman	$20,000	0	0	0	0	65,000	$85,000
C. Richard E. Turk	$20,000	0	0	0	0	$15,000	$35,000
D. Jessica Maher	$20,000	0	0	0	0	$15,000	$35,000

EMPLOYEE COMPENSATION PLANS

FONAR adopted its 2010 Stock Bonus Plan, on June 28, 2010. This Plan permits FONAR to issue an aggregate of 2,000,000 shares of common stock of FONAR as bonus or compensation. As of June 30, 2024, 450,177 shares were available for issuance.

FONAR CORPORATION AND SUBSIDIARIES

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth the number and percentage of shares of FONAR’s securities held by each director, by each person known by us to own in excess of five percent of FONAR’s voting securities and by all officers and directors as a group as of September 20, 2024.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class
Timothy R. Damadian, as Trustee of the FONAR Class C Trust
c/o FONAR Corporation, Melville, New York
Class C Stock	382,447	99.98%

Kayne Anderson Rudnick
Investment Management LLC
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
Common Stock	609,789	9.64%

The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355-2331
Common Stock	390,345	5.80%

Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, Texas 78746
Common Stock	380,808	6.01%

Money Concepts Capital Corp..
11440 North Jog Road
Palm Beach Gardens, FL 33418-3764
Common Stock	362,447	5.72%

Timothy R. Damadian,
Chairman of the Board, President,
Chief Executive Officer and Treasurer
Common Stock	79,059	*
Class A Preferred	800	*

FONAR CORPORATION AND SUBSIDIARIES

Continued:

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class
Luciano B. Bonanni,
Executive Vice President,
Chief Operating Officer and acting Principal Financial Officer
Common Stock	54,253	*
Class A Preferred	1,285	*

Claudette Chan
Director and Secretary
Common Stock	106	*
Class A Preferred	32	*

Ronald G. Lehman
Director
Common Stock	4,330	*

Richard E. Turk
Director
Common Stock	0	*

Jessica Maher Director Common Stock	0	*
All Officers and Directors as a Group (6 persons)
Common Stock	137,721	2.18%
Class C Stock	382,447	99.98%
Class A Preferred	2,117	*

* Less than one percent

1. Address provided for each beneficial owner owning more than five percent of the voting securities of FONAR.

FONAR CORPORATION AND SUBSIDIARIES

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Pursuant to HMCA’s management agreements with its clients, HMCA provides comprehensive non-medical management and administrative services, including billing and collection of accounts, payroll and accounts payable processing, office facilities, supplies and utilities. Under the management agreements, HMCA also provides service for the Fonar Upright® MRI scanners through Fonar. In total, as of September 5, 2024, 22 of our clients had management agreements with HMCA. Six sites in Florida are owned and operated directly by HMCA subsidiaries.

The fees charged under the management agreements are flat fees charged on a monthly basis. These fees ranged from $84,152 to $446,639 per month in fiscal 2024.

Timothy Damadian, Chairman of the Board, President, Chief Executive Officer and Treasurer(formerly owned by Dr. Raymond Damadian, the Chairman of the Board and principal stockholder of the Company until his death in August 2022), owned three of the imaging facilities in Florida managed by HMCA. (See note below) The facilities owned by Timothy Damadian in Florida pay HMCA flat rate monthly fees ranging from $245,535 to $411,589 per month. These fees are renegotiable on an annual basis.

During the fiscal years ended June 30, 2024, June 30, 2023 and June 30, 2022, the net revenues received by HMCA from the imaging facilities owned by Timothy Damadian and formerly Dr. Damadian were approximately $11.9 million, $11.9 million and $11.6 million respectively.

Timothy Damadian, the President and Chief Executive Officer of Fonar, is one of the former owners of a billing company, which performed billing and collection services for HMCA with respect to No-Fault and Workers’ Compensation claims of HMCA’s clients. On June 1, 2017, the Company also entered into a one year renewable agreement to provide IT services to the billing company for a monthly fee of $23,884. On May 31, 2023, this agreement was terminated. Timothy Damadian is also a Manager of Health Management Company of America.

Magnetic Resonance Management, LLC, in which Timothy Damadian, the CEO and President of the Company owns, entered in to an agreement to purchase equipment from the Company. The selling price of such equipment was $567,857 which is payable based upon a promissory note dated December 1, 2023. The note bears interest at a rate of 9% and is payable in full at the maturity of the note in December 2028. The equipment had a zero basis which resulted in a gain of $576,857. The Company has the option but not the obligation to re-take possession in lieu of payment upon maturity of the note.

Bensonhurst MRI Limited Partnership, in which Timothy Damadian, the CEO and President of the Company holds an interest, is party to two agreements with the Company for the service and maintenance of its Upright MRI and High-Field Scanners for a price of $110,000 per annum and $70,000 per annum, respectively.

Radian Healthcare Management, LLC which Matt Pluta, the son-in-law of Timothy Damadian, the CEO and President of the Company owns, provided the Company with personnel recruitment of 32 new employees at a fee $200,347 during the fiscal year ended June 30, 2024.

Ronald Lehman, a Director of Fonar, holds a .0378% interest in Health Management Company of America’s Class A membership interests.

FONAR CORPORATION AND SUBSIDIARIES

Jessica Maher, a Director of Fonar, holds a .015% interest in Health Management Company of America’s Class A membership interests.

Claudette J.V. Chan, a Director and the Secretary of Fonar, owns a .0378% interest in Health Management Company of America’s Class A Membership interests.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

Audit Fees

The aggregate fees billed by Marcum LLP for the audit of our annual consolidated financial statements for the fiscal year ended June 30, 2024 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended June 30, 2024 were $442,000.

The aggregate fees billed by Marcum LLP for the audit of our annual financial statements for the fiscal year ended June 30, 2023 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended June 30, 2023 were $379,000.

Audit Related Fees

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2024 or June 30, 2023 for services related to the Audit or review of our financial statements that are not included under the caption “Audit Fees”.

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2024 or June 30, 2023 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information.

Tax Fees

No fees were billed by Marcum LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2024.

No fees billed by Marcum LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2023.

All Other Fees

No fees were billed by Marcum LLP for any other services during the fiscal years ended June 30, 2024 and June 30, 2023.

FONAR CORPORATION AND SUBSIDIARIES

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by the auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

Our audit committee believes that the provision by Marcum LLP of services in addition to audit services in previous years were compatible with maintaining their independence.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

a)	FINANCIAL STATEMENTS AND SCHEDULES

The following consolidated financial statements are included in Part II, Item 8.

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as at June 30, 2024 and 2023.

Consolidated Statements of Income for the Years Ended June 30, 2024 and 2023.

Consolidated Statements of Stockholders’ Equity for the Years Ended June 30, 2024 and 2023.

Consolidated Statements of Cash Flows for the Years Ended June 30, 2024 and 2023 .

Notes to Consolidated Financial Statements.

Information required by schedules called for under Regulation S-X is either not applicable or is included in the consolidated financial statements or notes to the consolidated financial statements.

b)	REPORTS ON FORM 8-K

1.	Registrant's Report on Form 8-K: Item 2.02, Results of Operations and Financial Condition for the Fiscal Year ended June 30, 2023, reported September 28, 2023. Commission File No. 0-10248.

2.	Registrant’s Report on Form 8-K: Item 5.07, Submission of Matters to a Vote of Security Holders, at the annual meeting of stockholders, reported on May 20, 2024. Commission File No. 0-10248.

3. Registrant’s Report on Form 8-K: Item 5.07, Submission of Matters to a Vote of Security Holders, at the annual meeting of stockholders, reported on May 22, 2023. Commission File No. 0-10248.

FONAR CORPORATION AND SUBSIDIARIES

c)	EXHIBITS

3.1	Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1,Commission File No. 33-13365.

3.2	Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8, Commission File No. 33- 62099.

3.3	Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-3, Commission File No. 333-63782.

3.4	Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Commission File No. 0-10248.

3.5	By-Laws, as amended, of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1, Commission File No. 33-13365.

4.1	Specimen Common Stock Certificate incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1, Commission File No. 33-13365.

4.2	Specimen Class B Common Stock Certificate incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, Commission File No. 33-13365.

10.1	License Agreement between the Registrant and Raymond V. Damadian incorporated by reference to Exhibit 10 (e) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248.

10.2	Stock Purchase Agreement, dated July 31, 1997, by and between U.S. Health Management Corporation, Raymond V. Damadian, M.D. MR Scanning Centers Management Company and Raymond V. Damadian, incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, July 31, 1997, commission File No: 0-10248.

10.3	Merger Agreement and Supplemental Agreement dated June 17, 1997 and Letter of Amendment dated June 27, 1997 by and among U.S. Health Management Corporation and Affordable Diagnostics Inc. et al., incorporated by reference to Exhibit 2.1 to the Registrant’s 8-K, June 30, 1997, Commission File No: 0-10248.

10.4	Stock Purchase Agreement dated March 20, 1998 by and among Health Management Corporation of America, FONAR Corporation, Giovanni Marciano, Glenn Muraca et al., incorporated by reference to Exhibit 2.1 to the Registrant’s 8-K, March 20, 1998, Commission File No: 0-10248.

10.5	Stock Purchase Agreement dated August 20, 1998 by and among Health Management Corporation of America, FONAR Corporation, Stuart Blumberg and Steven Jonas, incorporated by reference to Exhibit 2 to the Registrant’s 8-K, September 3, 1998, Commission File No. 0-10248.

FONAR CORPORATION AND SUBSIDIARIES

10.6	2002 Incentive Stock Option Plan incorporated by reference to Exhibit 99.1 to the Registrant’s registration statement on Form S-8, Commission File No.: 333-96557.

10.7	Asset Purchase Agreement dated July 28, 2005 among Health Plus Management Services, L.L.C., Health Management Corporation of America, Dynamic Healthcare Management, Inc. and FONAR Corporation, incorporated by reference to Exhibit 2 to the Registrant’s Form 8-K, August 2, 2005, Commission File No. 0-10248.

10.8	Partnership Interest Purchase Agreement dated September 29, 2008 by and between Diagnostic Management, LLC and Raymond V. Damadian, M.D. MR Scanning Centers Management Company, incorporated by reference to Exhibit 10.35 to Form 10-K for the fiscal year ended June 30, 2008. Commission File No. 0-10248.

10.9	2010 Stock Bonus Plan, incorporated by reference to Exhibit 99.1 to the Registrant’s registration statement on Form S-8, Commission File No. 333-168771.

10.10	Operating Agreement for Imperial Management Services, LLC, incorporated by reference to Exhibit 10.37 to Form 10-K for the fiscal year ended June 30, 2011. Commission File No. 0-10248.

10.11	Operating Agreement for Health Diagnostics Management, LLC, incorporated by reference to Exhibit 10.38 to Form 10-K for the fiscal year ended June 30, 2013. Commission File No. 0-10248.

10.12	Modification to Operating Agreement for Health Diagnostics Management, LLC., See Exhibits. incorporated by reference to Exhibit 10.38 to Form 10-K for the fiscal year ended June 30, 2013. Commission File No. 0-10248.

10.13	Purchase Agreement dated March 5, 2013 among Health Diagnostics Management, LLC, Health Diagnostics, LLC and others. Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 11, 2013. Commission File No. 0-10248.

14.1	Code of Ethics, incorporated by reference to Exhibit 14.1 of Registrant’s Form 10-K for the fiscal year ended June 30, 2004, Commission File No.: 0-10248.

21.1	Subsidiaries of the Registrant. See Exhibits.

23.1	Consent of Marcum LLP Independent Registered Public Accounting Firm. See Exhibits.

31.1	Section 302 Certification. See Exhibits.

32.1	Section 906 Certification. See Exhibits.

97.1	Policy for the Recovery of Erroneously Awarded Compensation Pursuant to SEC Exchange Act Rule 10D-1

FONAR CORPORATION AND SUBSIDIARIES

SIGNATURES.

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FONAR CORPORATION

Dated: September 28, 2024	By:	/s/Timothy Damadian
Timothy Damadian,
Chairman of the Board of Directors
Chief Executive Officer
President and Treasurer

	By	/s/Luciano B. Bonanni
Luciano B. Bonanni
Executive Vice President,
Chief Operating Officer and
Acting Principal Financial Officer

Signature	Title	Date
/s/ Timothy R. Damadian	Chairman of the Board of Directors	September 27, 2024
Timothy R. Damadian	Chief Executive Officer
President and Treasurer

/s/Claudette J.V. Chan	Director	September 27, 2024
Claudette J.V. Chan

/s/Ronald G. Lehman	Director	September 27, 2024
Ronald G. Lehman

/s/Richard E. Turk	Director	September 27, 2024
Richard E. Turk

/s/Jessica Maher	Director	September 27, 2024
Jessica Maher

CORPORATE INFORMATION

Corporate Headquarters

110 Marcus Drive

Melville, NY 11747

(631) 694-2929

Investor Relations

FONAR Corporation

110 Marcus Drive

Melville, NY 11747

(631) 694-2929

Stock Transfer Agency

Computershare Investor Services

Shareholder Services Number 800-962-4284

Investor Centre™ portal: www.computershare.com/investor

By Mail:

Computershare Investor Services

P.O. Box 43078

Providence, RI 02940-3078

By Overnight Delivery:

Computershare Investor Services

150 Royall Street - Suite 101

Canton, MA 02021

Auditors

Marcum LLP

New York, New York

Board of Directors

Timothy R. Damadian

Chairman of the Board

Claudette J.V. Chan

Director

Ronald G. Lehman

Director

Richard E. Turk

Director

Jessica Maher

Director

Officers

Timothy R. Damadian

President, Chief Executive Officer and Treasurer

Luciano B. Bonanni

Executive Vice President, Chief Operating Officer and acting Principal Financial Officer

Claudette J.V. Chan

Secretary